AGREEMENT AND PLAN
                           OF MERGER

                          by and among

                      INDIANA ENERGY, INC.

                         SIGCORP, INC.

                              and

                      VECTREN CORPORATION

                   Dated as of June 11, 1999



                        TABLE OF CONTENTS
                                                             Page

     ARTICLE I

          THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . .1
               Section 1.1    THE MERGER . . . . . . . . . . . . . . . . .1
               Section 1.2    EFFECTIVE TIME OF THE MERGER . . . . . . . .2
               Section 1.3    ARTICLES OF INCORPORATION. . . . . . . . . .2
               Section 1.4    BYLAWS . . . . . . . . . . . . . . . . . . .2
               Section 1.5    EFFECTS OF MERGER. . . . . . . . . . . . . .2

     ARTICLE II

          CONVERSION OF SHARES . . . . . . . . . . . . . . . . . . . . . .2
               Section 2.1    EFFECT OF MERGER ON CAPITAL STOCK. . . . . .2
               Section 2.2    EXCHANGE OF CERTIFICATES.. . . . . . . . . .3

     ARTICLE III

          THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . .5
               Section 3.1    CLOSING. . . . . . . . . . . . . . . . . . .5

     ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF SIGCORP. . . . . . . . . . . .6
               Section 4.1    ORGANIZATION AND QUALIFICATION . . . . . . .6
               Section 4.2    SUBSIDIARIES . . . . . . . . . . . . . . . .6
               Section 4.3    CAPITALIZATION . . . . . . . . . . . . . . .7
               Section 4.49   AUTHORITY;  NON-CONTRAVENTION; STATUTORY
                              APPROVALS; COMPLIANCE. . . . . . . . . . . .7
               Section 4.5    REPORTS AND FINANCIAL STATEMENTS . . . . . 10
               Section 4.6    ABSENCE OF CERTAIN CHANGES OR EVENTS: ABSENCE
                              OF UNDISCLOSED LIABILITIES . . . . . . . . 10
               Section 4.7    LITIGATION . . . . . . . . . . . . . . . . 11
               Section 4.8    REGISTRATION STATEMENT AND PROXY STATEMENT 11
               Section 4.9    TAX MATTERS. . . . . . . . . . . . . . . . 12
               Section 4.10   EMPLOYEE MATTERS:  ERISA . . . . . . . . . 13
               Section 4.11   ENVIRONMENTAL PROTECTION . . . . . . . . . 14
               Section 4.12   REGULATION AS A UTILITY. . . . . . . . . . 17
               Section 4.13   VOTE REQUIRED. . . . . . . . . . . . . . . 17
               Section 4.14   ACCOUNTING MATTERS . . . . . . . . . . . . 17
               Section 4.15   APPLICABILITY OF CERTAIN INDIANA LAW . . . 17
               Section 4.16   OPINION OF FINANCIAL ADVISOR . . . . . . . 18
               Section 4.17   INSURANCE. . . . . . . . . . . . . . . . . 18
               Section 4.18   OWNERSHIP OF INDIANA COMMON STOCK. . . . . 18

     ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF INDIANA  . . . . . . . . . . 18
               Section 5.1    ORGANIZATION AND QUALIFICATION . . . . . . 18
               Section 5.2    SUBSIDIARIES . . . . . . . . . . . . . . . 19
               Section 5.3    CAPITALIZATION . . . . . . . . . . . . . . 19
               Section 5.4    AUTHORITY; NON-CONTRAVENTION; STATUTORY
                              APPROVALS; COMPLIANCE. . . . . . . . . . . 20
               Section 5.5    REPORTS AND FINANCIAL STATEMENTS . . . . . 22
               Section 5.6    ABSENCE OF CERTAIN CHANGES OR EVENTS; ABSENCE
                              OF UNDISCLOSED LIABILITIES . . . . . . . . 22
               Section 5.7    LITIGATION . . . . . . . . . . . . . . . . 23
               Section 5.8    REGISTRATION STATEMENT AND PROXY STATEMENT 23
               Section 5.9    TAX MATTERS. . . . . . . . . . . . . . . . 24
               Section 5.10   EMPLOYEE MATTERS; ERISA. . . . . . . . . . 24
               Section 5.11   ENVIRONMENTAL PROTECTION . . . . . . . . . 25
               Section 5.12   REGULATION AS A UTILITY. . . . . . . . . . 27
               Section 5.13   VOTE REQUIRED. . . . . . . . . . . . . . . 27
               Section 5.14   ACCOUNTING MATTERS . . . . . . . . . . . . 27
               Section 5.15   APPLICABILITY OF CERTAIN INDIANA LAW . . . 28
               Section 5.16   OPINION OF FINANCIAL ADVISOR . . . . . . . 28
               Section 5.17   INSURANCE. . . . . . . . . . . . . . . . . 28
               Section 5.18   OWNERSHIP OF SIGCORP COMMON STOCK. . . . . 29

     ARTICLE VI

        CONDUCT OF BUSINESS PENDING THE MERGER . . . . . . . . . . . . . 29
               Section 6.1    ORDINARY COURSE OF BUSINESS. . . . . . . . 29
               Section 6.2    DIVIDENDS. . . . . . . . . . . . . . . . . 29
               Section 6.3    ISSUANCE OF SECURITIES . . . . . . . . . . 30
               Section 6.4    CHARTER DOCUMENTS. . . . . . . . . . . . . 30
               Section 6.5    NO ACQUISITIONS. . . . . . . . . . . . . . 30
               Section 6.6    CAPITAL EXPENDITURES . . . . . . . . . . . 31
               Section 6.7    NO DISPOSITIONS. . . . . . . . . . . . . . 31
               Section 6.8    INDEBTEDNESS . . . . . . . . . . . . . . . 31
               Section 6.9    COMPENSATION, BENEFITS . . . . . . . . . . 32
               Section 6.10   1935 ACT . . . . . . . . . . . . . . . . . 32
               Section 6.11   ACCOUNTING . . . . . . . . . . . . . . . . 32
               Section 6.12   POOLING. . . . . . . . . . . . . . . . . . 32
               Section 6.13   TAX-FREE STATUS. . . . . . . . . . . . . . 33
               Section 6.14   INSURANCE. . . . . . . . . . . . . . . . . 33
               Section 6.15   COOPERATION, NOTIFICATION. . . . . . . . . 33
               Section 6.16   RATE MATTERS . . . . . . . . . . . . . . . 33
               Section 6.17   THIRD PARTY CONSENTS . . . . . . . . . . . 34
               Section 6.18   TAX-EXEMPT STATUS. . . . . . . . . . . . . 34
               Section 6.19   PERMITS. . . . . . . . . . . . . . . . . . 34
               Section 6.20   CERTAIN INFORMATION RELATING TO CUSTOMERS. 34

     ARTICLE VII

          ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . 34
               Section 7.1    ACCESS TO INFORMATION. . . . . . . . . . . 34
               Section 7.2    JOINT PROXY STATEMENT AND REGISTRATION
                              STATEMENT. . . . . . . . . . . . . . . . . 35
               Section 7.3    REGULATORY MATTERS . . . . . . . . . . . . 36
               Section 7.4    SHAREHOLDER APPROVALS. . . . . . . . . . . 37
               Section 7.5    DIRECTORS' AND OFFICERS' INDEMNIFICATION . 38
               Section 7.6    DISCLOSURE SCHEDULES . . . . . . . . . . . 40
               Section 7.7    PUBLIC ANNOUNCEMENTS . . . . . . . . . . . 41
               Section 7.8    RULE 145 AFFILIATES. . . . . . . . . . . . 41
               Section 7.9    ASSUMPTION OF SIGCORP AND INDIANA AGREEMENTS
                              AND ARRANGEMENTS . . . . . . . . . . . . . 41
               Section 7.10   INCENTIVE, STOCK AND OTHER PLANS . . . . . 41
               Section 7.11   EMPLOYEE BENEFIT PLANS . . . . . . . . . . 43
               Section 7.12   NO SOLICITATIONS . . . . . . . . . . . . . 43
               Section 7.13   COMPANY BOARD OF DIRECTORS . . . . . . . . 44
               Section 7.14   COMPANY OFFICERS . . . . . . . . . . . . . 45
               Section 7.15   EMPLOYMENT CONTRACTS . . . . . . . . . . . 46
               Section 7.16   CORPORATE OFFICES AND NAME . . . . . . . . 46
               Section 7.17   TRANSITION MANAGEMENT. . . . . . . . . . . 46
               Section 7.18   EXPENSES . . . . . . . . . . . . . . . . . 47
               Section 7.19   COVENANT TO SATISFY CONDITIONS . . . . . . 47
               Section 7.20   COORDINATION OF DIVIDENDS. . . . . . . . . 47

     ARTICLE VIII

          CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 47
               Section 8.1    CONDITIONS TO EACH PARTY'S OBLIGATION TO
                              EFFECT THE MERGER. . . . . . . . . . . . . 47
               Section 8.2    CONDITIONS TO OBLIGATION OF SIGCORP TO EFFECT
                              THE MERGER . . . . . . . . . . . . . . . . 48
               Section 8.3    CONDITIONS TO OBLIGATION OF INDIANA TO EFFECT
                              THE MERGER . . . . . . . . . . . . . . . . 49

     ARTICLE IX

          TERMINATION, AMENDMENT AND WAIVER. . . . . . . . . . . . . . . 50
               Section 9.1    TERMINATION. . . . . . . . . . . . . . . . 50
               Section 9.2    EFFECT OF TERMINATION. . . . . . . . . . . 53
               Section 9.3    TERMINATION DAMAGES. . . . . . . . . . . . 53
               Section 9.4    AMENDMENT. . . . . . . . . . . . . . . . . 55
               Section 9.5    WAIVER . . . . . . . . . . . . . . . . . . 55

     ARTICLE X

          GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 56
               Section 10.1   NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                              COVENANTS AND AGREEMENTS . . . . . . . . . 56
               Section 10.2   BROKERS. . . . . . . . . . . . . . . . . . 56
               Section 10.3   NOTICES. . . . . . . . . . . . . . . . . . 56
               Section 10.4   MISCELLANEOUS. . . . . . . . . . . . . . . 58
               Section 10.5   INTERPRETATION . . . . . . . . . . . . . . 58
               Section 10.6   COUNTERPARTS; EFFECT . . . . . . . . . . . 59
               Section 10.7   PARTIES IN INTEREST. . . . . . . . . . . . 59
               Section 10.8   SPECIFIC PERFORMANCE . . . . . . . . . . . 59
               Section 10.9   FURTHER ASSURANCES . . . . . . . . . . . . 59

     Exhibit 1.3. . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Exhibit 1.4. . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Exhibit 7.8. . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Exhibit 7.15.. . . . . . . . . . . . . . . . . . . . . . . . . 46


                   AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of June 11, 1999 (this "AGREEMENT"), by and among Indiana Energy, Inc., an Indiana corporation ("INDIANA"), SIGCORP, Inc., an Indiana corporation ("SIGCORP"), and Vectren Corporation, an Indiana corporation, 50% of whose outstanding capital stock is owned by Indiana and 50% of whose outstanding capital stock is owned by SIGCORP (the "COMPANY").

     WHEREAS, Indiana and SIGCORP have determined to engage in a strategic business combination and, accordingly, have formed the Company to participate in such business combination;

     WHEREAS, in furtherance thereof, the respective Boards of Directors of Indiana, SIGCORP and the Company have approved the merger of Indiana and SIGCORP with and into the Company (the "MERGER"), all pursuant to the terms and conditions set forth in this Agreement and, in connection therewith, have approved the execution and delivery of the SIGCORP Stock Option Agreement dated as of the date hereof between SIGCORP and Indiana (the "SIGCORP OPTION") and the Indiana Stock Option Agreement dated as of the date hereof between Indiana and SIGCORP (the "INDIANA OPTION");

     WHEREAS, for federal income tax purposes, it is intended that the Merger will be a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations thereunder, and that Indiana, SIGCORP, the Company and the shareholders of each of Indiana and SIGCORP who exchange their shares solely for stock of the Company will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger; and

     WHEREAS, for accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests in accordance with generally accepted accounting principals ("GAAP") and applicable regulations of the Securities and Exchange
Commission (the "SEC").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                           ARTICLE I

                           THE MERGER

     Section 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2), each of Indiana and SIGCORP shall be merged with and into the Company in accordance with the laws of Indiana. The Company shall be the surviving corporation in the Merger and shall continue its existence under the laws of Indiana.

     Section 1.2 EFFECTIVE TIME OF THE MERGER. On the Closing Date (as defined in Section 3.1), articles of merger shall be executed and filed by the Company with the Secretary of State of Indiana pursuant to the Indiana Business Corporation Law ("IBCL"). The Merger shall become effective at such time as such articles of merger have all been so filed, such time being herein called the "EFFECTIVE TIME".

     Section 1.3 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Company shall be amended prior to closing to provide for those matters set forth on Exhibit 1.3, and such other matters generally covered in such Articles of Incorporation and, as so amended, shall be the Articles of Incorporation of the Company after the Effective Time until duly amended.

     Section 1.4 BYLAWS. The Bylaws of the company shall be amended prior to closing to provide, for a period of three years after Closing, for those matters set forth on Exhibit 1.4, and such other matters as are generally covered in such By-laws and, as so amended, shall be the Bylaws of the Company after the Effective Time until duly amended.

     Section 1.5 EFFECTS OF MERGER. The Merger shall have the effects set forth in the IBCL.

                           ARTICLE II

                      CONVERSION OF SHARES

     Section 2.1    EFFECT OF MERGER ON CAPITAL STOCK.  At the
Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Indiana, SIGCORP or the Company:

     (a) CANCELLATION OF COMPANY CAPITAL STOCK. Each share of the capital stock of the Company issued and outstanding immediately prior to the Effective Time shall be canceled and cease to exist, and no consideration shall be delivered in exchange therefor.

     (b) CANCELLATION OF CERTAIN COMMON STOCK. Each share of Common Stock, no par value, of Indiana (the "INDIANA COMMON STOCK") that is owned by Indiana or any of its subsidiaries (as defined in Section 4.1) or by SIGCORP or any of its subsidiaries shall be canceled and cease to exist. Each share of Common Stock, no par value, of SIGCORP (the "SIGCORP COMMON STOCK") that is owned by SIGCORP or any of its subsidiaries or by Indiana or any of its subsidiaries shall be canceled and cease to exist.

     (c) CONVERSION OF CERTAIN COMMON STOCK. Each issued and outstanding share of Indiana Common Stock (other than shares canceled pursuant to Section 2.1(b)) shall be converted into the right to receive 1.0 (the "INDIANA RATIO") duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, no par value, of the Company (the "COMPANY COMMON STOCK"), and each issued and outstanding share of SIGCORP Common Stock (other than shares canceled pursuant to Section 2.1 (b)) shall be converted into the right to receive 1.333 (the "SIGCORP RATIO") duly authorized, validly issued, fully paid and nonassessable shares of Company Common Stock. Upon such conversions, all such shares of Indiana Common Stock and SIGCORP Common Stock shall be canceled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the number of whole shares of Company Common Stock to be issued in consideration therefor and any cash in lieu of fractional shares in accordance with Section 2.2.

     Section 2.2    EXCHANGE OF CERTIFICATES..

     (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, the Company shall deposit with a bank or trust company mutually agreeable to Indiana and SIGCORP (the "EXCHANGE AGENT") certificates representing shares of Company Common Stock required to effect the exchanges referred to in
Section 2.1, and shares that would be issued to the holders of Indiana and SIGCORP Common Stock but for the provisions of Section 2.2(d).

     (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that, immediately prior to the Effective Time, represented outstanding shares of Indiana Common Stock or SIGCORP Common Stock (collectively, the "CERTIFICATES") that were converted (collectively, the "CONVERTED SHARES") into the right to receive shares of Company Common Stock (collectively, the "COMPANY SHARES") pursuant to Section 2.1, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to any Certificate shall pass, only upon actual delivery of such Certificate to the Exchange Agent) and (ii) instructions for use in effecting the surrender of Certificates or affecting any necessary book-entry transfers in the case of uncertificated shares of Indiana Common Stock or SIGCORP Common Stock in exchange for certificates representing Company Shares. Upon surrender of a Certificate to the Exchange Agent (or to such other agent or agents as may be appointed by agreement of Indiana and SIGCORP) or evidence of any necessary book-entry transfers in the case of uncertificated shares, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate or person on whose behalf such book-entry transfer is made shall be entitled to receive in exchange therefor a certificate representing the number of whole Company Shares that such holder has the right to receive pursuant to the provisions of this Section 2.1. In the event of a transfer of ownership of Converted Shares that is not registered in the transfer records of Indiana or SIGCORP, as the case may be, a certificate representing the proper number of Company Shares may be issued to the transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer. If any Certificate shall have been lost, stolen, mislaid or destroyed, then upon receipt of (x) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed,
(y) such bond, security or indemnity as the Company or the Exchange Agent may reasonably require, and (z) any other documentation necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder a certificate representing the number of Company Shares into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing Company Common Stock as contemplated by this Section 2.2.

     (c)  DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES.     No
dividends or other distributions declared or made after the Effective Time with respect to Company Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Company Shares represented thereby, and no cash payment in lieu of fractional shares shall be made to any such holder pursuant to Section 2.2(d), until the holder of record of such Certificate shall surrender such Certificate as contemplated by Section 2.3(b). Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate there shall be paid the holder of the certificates representing whole Company Shares issued in exchange therefor, without interest, (i) at the time of such surrender or as soon thereafter as may be practicable, the amount of any cash payable in lieu of a fractional Company Share to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Company Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Company Shares.

     (d)  NO FRACTIONAL SECURITIES.

               (i) No certificates or scrip representing fractional Company Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Company Shares.

               (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Company Common Stock delivered to the Exchange Agent by the Company pursuant to Section 2.2(a) over
     (y) the aggregate number of  whole shares of Company Common
     Stock to be issued pursuant to Section 2.1, such excess being herein called the "EXCESS SHARES." As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Indiana and SIGCORP Common Stock, shall sell the Excess Shares at then prevailing prices on the New
     York Stock Exchange, Inc. ("NYSE"), all in the manner provided in paragraph (iii) of this Section 2.2(d).

               (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Indiana and SIGCORP Common Stock, the Exchange Agent shall hold such proceeds in trust for the holders of Indiana and SIGCORP
     Common Stock (the "COMMON SHARES TRUST"). The company shall pay all commissions, transfer taxes and other out-of-pocket transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares.
     The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Indiana and SIGCORP
     Common Stock is entitled.

               (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Indiana and SIGCORP Common Stock in lieu of any fractional share interests, the Exchange Agent shall distribute such amounts to such holders of Indiana and SIGCORP Common Stock in accordance with this Section 2.2.

     (e) CLOSING OF TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of Indiana and SIGCORP shall be closed and no further registration of transfers of shares of Indiana and SIGCORP Common Stock shall thereafter be made. If after the Effective Time Certificates are presented to the Company for registration or transfer, they shall be canceled and exchanged for certificates representing the number of whole Company Shares and the cash amount, if any, determined in accordance with this
Article II.

     (f) TERMINATION OF DUTIES OF EXCHANGE AGENT. Any certificates representing Company Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within one year after the Effective Time pursuant to this Section 2.2 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent which are unclaimed at the end of one year from the Effective Time shall be returned to the Company whereupon any holder of unsurrendered Certificates shall look as a general unsecured creditor only to the Company for payment of any funds to which such holder may be entitled, subject to applicable law. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                           ARTICLE III

                           THE CLOSING

     Section 3.1    CLOSING.    The closing of the Merger (the
"CLOSING") shall take place at the offices of Sommer & Barnard, 4000 Bank One Tower, 111 Monument Circle, Indianapolis, Indiana 46204 at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived (or, if such second business day immediately falls on a record date for the payment of dividends on the SIGCORP or Indiana Common Stock, on the first business day thereafter that is not such a record date), or at such other time, date and place as SIGCORP and Indiana shall mutually agree (the "CLOSING DATE").

                            ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF SIGCORP

     SIGCORP represents and warrants to Indiana as follows:

     Section 4.1    ORGANIZATION AND QUALIFICATION.

     (a) Except as set forth in Section 4.1 or 4.2 of the SIGCORP Disclosure Schedule (as defined in Section 7.6(a)(i)), (i) SIGCORP is a corporation duly organized and validly existing under the laws of Indiana and (ii) each of SIGCORP's subsidiaries is a corporation duly organized, validly existing and in good standing (if relevant) under the laws of its jurisdiction of incorporation and each of SIGCORP and its subsidiaries has all requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than, in the case of clause (ii), such failures which, when taken together with all other such failures, will not have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of SIGCORP and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect being hereinafter referred to as a "SIGCORP MATERIAL ADVERSE EFFECT").

     (b) As used in this Agreement the term "subsidiary" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations) in which such person directly or indirectly owns at least a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors, or otherwise to direct the management and policies, of such corporation or other entity.

     Section 4.2    SUBSIDIARIES.

     (a) Section 4.2 of the SIGCORP Disclosure Schedule sets forth a description as of the date hereof of all subsidiaries and joint ventures (as defined in Section 4.2(d)) of SIGCORP, including the name of each such entity, the state or jurisdiction of its formation, a brief description of the principal line or lines of business conducted by each such entity and SIGCORP's interest therein.

     (b)  Except as set forth in Section 4.2 of the SIGCORP
Disclosure Schedule, none of the entities listed in such Section
4.2 is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" within the meaning of
Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), respectively.

     (c) Except as set forth in Section 4.2 of the SIGCORP Disclosure Schedule, all of the issued and outstanding shares of capital stock of each subsidiary of SIGCORP are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by SIGCORP free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

     (d) As used in this Agreement, the term "joint venture" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes that are less than 5% of any class of the outstanding voting securities or equity.

     Section 4.3    CAPITALIZATION.

     (a) As of the date hereof, the authorized capital stock of SIGCORP consists of 75,000,000 shares of SIGCORP Common Stock and 10,000,000 shares of SIGCORP preferred stock.

     (b) As of the close of business on June 10, 1999, 23,630,568 shares of SIGCORP Common Stock were issued and outstanding and no shares of SIGCORP preferred stock were issued and outstanding.

     (c) All of the issued and outstanding shares of the capital stock of SIGCORP are validly issued, fully paid, nonassessable and free of preemptive rights.

     (d) Except for the SIGCORP Option and as set forth in Section 4.3(a) of the SIGCORP Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating SIGCORP or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of SIGCORP or obligating SIGCORP or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

     Section 4.4    AUTHORITY;  NON-CONTRAVENTION; STATUTORY
APPROVALS; COMPLIANCE.

     (a)  AUTHORITY.

               (i) SIGCORP has all requisite power and authority to enter into this Agreement and the SIGCORP Option and, subject in the case of this Agreement to the SIGCORP Shareholders' Approval (as defined in Section 4.13) and the SIGCORP Required Statutory Approval (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby and thereby.

               (ii) The execution and delivery of this Agreement and the SIGCORP Option and, subject in the case of this Agreement to obtaining the SIGCORP Shareholders' Approval, the consummation by SIGCORP of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of SIGCORP.

               (iii) This Agreement and the SIGCORP Option have been duly and validly executed and delivered by SIGCORP and, assuming the due authorization, execution and delivery hereof and thereof by Indiana and, in the case of this Agreement, the Company, constitute the valid and binding obligations of SIGCORP, enforceable against SIGCORP in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceedings may be brought.

     (b) NON-CONTRAVENTION. Except as set forth in Section 4.4(b) of the SIGCORP Disclosure Schedule, the execution and delivery of this Agreement and the SIGCORP Option by SIGCORP do not, and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provisions of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "VIOLATION") of, SIGCORP or any of its subsidiaries or, to the knowledge of SIGCORP, any of its joint ventures, under any provisions of:

               (i) the articles of incorporation, bylaws or similar governing documents of SIGCORP or any of its subsidiaries or joint ventures;

               (ii) subject in the case of this Agreement to obtaining the SIGCORP Required Statutory Approvals and the receipt of the SIGCORP Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgement, decree, order, injunction, writ, permit or license of any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign (each, a "Governmental Authority") applicable to SIGCORP or any of its subsidiaries or joint ventures or any of their respective properties or assets; or

               (iii) subject in the case of this Agreement to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the SIGCORP Disclosure Schedule (the "SIGCORP REQUIRED CONSENTS"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which SIGCORP or any of its subsidiaries or joint ventures is now a party or by which it or any of its properties or assets may be bound or affected;

excluding from the foregoing clauses (ii) and (iii) such Violations as would not, in the aggregate, reasonably be likely to have a SIGCORP Material Adverse Effect.

     (c) STATUTORY APPROVALS. Except as set forth in Section 4.4(c) of the SIGCORP Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement or the SIGCORP Option by SIGCORP or the consummation by SIGCORP of the transactions contemplated hereby or thereby, the failure to obtain, make or give which would reasonably be likely to have a SIGCORP Material Adverse Effect (the "SIGCORP REQUIRED STATUTORY APPROVALS"), it being understood that references in this Agreement to "obtaining" such SIGCORP Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d)  COMPLIANCE.

               (i) Except as set forth in Section 4.4(d) or 4.11 of the SIGCORP Disclosure Schedule, or as disclosed in the SIGCORP
     SEC Reports (as defined in Section 4.5), neither SIGCORP nor any of its subsidiaries nor, to the knowledge of SIGCORP, any of its joint ventures is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgement (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, would not reasonably likely have, a SIGCORP Material Adverse Effect.

               (ii) Except as set forth in Section 4.4(d) or 4.11 of the SIGCORP Disclosure Schedule, SIGCORP, its subsidiaries and, to the knowledge of SIGCORP, its joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted, except those the failure to obtain which would not reasonably be likely to have a SIGCORP Material Adverse Effect.


     Section 4.5    REPORTS AND FINANCIAL STATEMENTS.

     (a) Since January 1, 1997, the filings required to be made by SIGCORP and its subsidiaries under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), applicable Indiana laws and regulations, the Federal Power Act (the "POWER ACT"), the Natural Gas Act (the "GAS ACT"), the Federal Communications Act (the "Communications Act") or the 1935 Act have been filed with the SEC, the Indiana Utility Regulatory Commission (the "IURC"), or the Federal Energy Regulatory Commission (the "FERC"), as required by each such law or regulation, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

     (b) SIGCORP has made available to Indiana a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by SIGCORP with the SEC since
January 1, 1996 (as such documents have since the time of their filing been amended, the "SIGCORP SEC REPORTS").

     (c) The SIGCORP SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by SIGCORP with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) The audited consolidated financial statements and unaudited interim financial statements of SIGCORP included in the SIGCORP SEC Reports (collectively, the "SIGCORP FINANCIAL STATEMENTS") have been prepared, and will be prepared, in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present in all material respects the financial position of SIGCORP as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

     (e) True, accurate and complete copies of the Articles of Incorporation and Bylaws of SIGCORP, as in effect on the date hereof, have been delivered to Indiana.

     Section 4.6    ABSENCE OF CERTAIN CHANGES OR EVENTS: ABSENCE
OF UNDISCLOSED LIABILITIES.

     (a)  Except as set forth in the SIGCORP SEC Reports or Section
4.6 of the SIGCORP Disclosure Schedule, from December 31, 1998 through the date hereof each of SIGCORP and each of its subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists that would reasonably likely have, a SIGCORP Material Adverse Effect.

     (b) Neither SIGCORP nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of SIGCORP or reflected in the notes thereto for the year ended December 31, 1998 or that were incurred after December 31, 1998 in the ordinary course of business and would not reasonably be likely to have a SIGCORP Material Adverse Effect.

     Section 4.7 LITIGATION. Except as set forth in the SIGCORP SEC Reports or as set forth in Section 4.7 or 4.11 of the SIGCORP
Disclosure Schedule, there are no:

               (a) claims, suits, actions or proceedings, pending or, to the knowledge of SIGCORP, threatened, nor are there, to the knowledge of SIGCORP, any investigations or reviews pending or threatened against, relating to or affecting SIGCORP or any of its subsidiaries or joint ventures; or

               (b) judgements, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to SIGCORP or any of its subsidiaries or joint ventures;

that would reasonably be likely to have a SIGCORP Material Adverse
Effect.

     Section 4.8    REGISTRATION STATEMENT AND PROXY STATEMENT.

     (a) None of the information supplied or to be supplied by or on behalf of SIGCORP for inclusion or incorporation by reference in:

               (i) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the issuance of shares of Company Common Stock in the Merger (the
     "REGISTRATION STATEMENT") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

               (ii) the joint proxy statement in definitive form relating to the meetings of the shareholders of Indiana and SIGCORP to be held in connection with the Merger and the prospectus relating to the Company Common Stock (the "JOINT PROXY STATEMENT") will, at the date mailed to such shareholders and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b)  Each of the Registration Statement and the Joint Proxy
Statement, as of their respective dates, will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     Section 4.9    TAX MATTERS.

     (a)  Except as set forth on Schedule 4.9(a) of the SIGCORP
Disclosure Schedule, SIGCORP and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which SIGCORP or any of its subsidiaries is or has been a member, has:

               (i) filed all material Tax Returns required to be filed by it within the time and in the manner prescribed by law;

               (ii) paid all material Taxes that are shown on such Tax Returns as due and payable within the time and in the manner prescribed by law; and

               (iii) paid all material Taxes otherwise required to be paid.

     (b) Except as set forth on Schedule 4.9(b) of the SIGCORP Disclosure Schedule, as of the date hereof there are no material claims, assessments, audits or administrative or court proceedings pending against SIGCORP or any of its subsidiaries for any alleged deficiency in Taxes.

     (c) SIGCORP has established adequate accruals for Taxes and for any liability for deferred Taxes in the SIGCORP Financial
Statements in accordance with GAAP.

     (d) "TAXES", as used in this Agreement, means, including but not limited to, any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, charges, fees, levies or other assessments, and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

     (e) "TAX RETURN", as used in this Agreement, means any report, return or other information required to be supplied to any governmental entity with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes SIGCORP or any of its subsidiaries on the one hand, or Indiana or any of its subsidiaries on the other hand.

     Section 4.10   EMPLOYEE MATTERS:  ERISA.

     (a) BENEFIT PLANS. Section 4.10(a) of the SIGCORP Disclosure Schedule contains a true and complete list of each material employee benefit plan, program or arrangement, including, but not limited to, any employee benefit plan within the meaning of Section 3(3) of ERISA and any vacation, severance, change-in-control, stock purchase or stock option plan, program or arrangement maintained or contributed to by SIGCORP, any of the SIGCORP Subsidiaries or any other entity which would be treated under Section 414 of the Code as a single employer with SIGCORP (collectively, with SIGCORP Subsidiaries, a "SIGCORP COMMONLY CONTROLLED ENTITY") for the benefit of any current or former employee, officer or director or their dependents or beneficiaries (collectively, the "SIGCORP PLANS") and each employment, consulting, severance, change-in-control, termination, compensation, collective bargaining or indemnification agreement, arrangement or understanding between SIGCORP or any of the SIGCORP Commonly Controlled Entities (or by which they are bound) and any current or former employee, officer or director of SIGCORP or any of the SIGCORP Subsidiaries (collectively, the "SIGCORP EMPLOYMENT ARRANGEMENTS").

     (b)  Except as set forth in the SIGCORP SEC Reports or in
Section 4.10(b) of the SIGCORP Disclosure Schedule and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

               (i) QUALIFICATION; COMPLIANCE. Each SIGCORP Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified. Each SIGCORP Plan and each SIGCORP Employment Arrangement has been operated in all respects in accordance with its terms and the requirements of applicable laws, rules and regulations.
          There are no pending or, to the knowledge of SIGCORP, threatened or anticipated claims under or with respect to any SIGCORP Plan or SIGCORP Employment Arrangement by or on behalf of any current employee, officer or director, or dependent or beneficiary thereof, or otherwise (other than routine claims for benefits);

               (ii) LIABILITIES. Neither SIGCORP nor any of the SIGCORP Commonly Controlled Entities has incurred any direct or indirect liability under, arising out of or by operation of the Code, Title IV of ERISA, or any other applicable law (other than for premium payments and contributions in the ordinary course of business), and no fact or event exists that could reasonably be expected to give rise to such liability.

                    (iii) PAYMENTS RESULTING FROM THE MERGER. No SIGCORP Plan or SIGCORP Employment Arrangement exists which could result in the payment to any current, former or future director, officer or employee of SIGCORP, any SIGCORP Commonly Controlled Entity or to any trustee under any "rabbi trust" or similar arrangement of any money or other property or rights or accelerate, vest or provide any other rights or benefits to or in any such employee or director as a result of the consummation, announcement of or other action relating to the transactions contemplated by this Agreement, whether or not such payment, acceleration, vesting or provision would constitute a "parachute payment"
               (within the meaning of Section 280G of the Code) or whether or not some other subsequent action or event would be required to cause such payment, acceleration, vesting or provision to be triggered.

               (iv) LABOR AGREEMENTS. Neither SIGCORP nor any of the SIGCORP Subsidiaries is a party to any collective bargaining agreements. Since January 1, 1995, neither SIGCORP nor any of the SIGCORP Subsidiaries has had any employee strikes, work stoppages, slowdowns or lockouts or received any requests for collective bargaining. There is no unfair labor practice, employment discrimination or other complaint against SIGCORP or any of the SIGCORP
          Subsidiaries pending or, to the best knowledge of SIGCORP, threatened.

     Section 4.11   ENVIRONMENTAL PROTECTION.

     (a)  COMPLIANCE.

               (i) Except as set forth in Section 4.11(a) of the SIGCORP Disclosure Schedule, each of SIGCORP and each of its subsidiaries is in compliance with all applicable Environmental Laws (as hereinafter defined), except where the failure to be so in compliance would not reasonably be likely to have a SIGCORP Material Adverse Effect.

               (ii) Except as set forth in Section 4.11(a) of the SIGCORP Disclosure Schedule, neither SIGCORP nor any of its subsidiaries has received any written communication from any person or Governmental Authority that alleges that SIGCORP or any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not reasonably be likely to have a SIGCORP Material Adverse Effect.

     (b) ENVIRONMENTAL PERMITS. Except as set forth in Section 4.11(b) of the SIGCORP Disclosure Schedule, SIGCORP and each of its subsidiaries has obtained or applied for all environmental, health and safety permits and authorizations (collectively, "ENVIRONMENTAL PERMITS") necessary for the construction of their facilities and the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and SIGCORP and its subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits, except where the failure to obtain or be in such compliance and the requirement to make such expenditures would not reasonably be likely to have a SIGCORP Material Adverse Effect.

     (c)  ENVIRONMENTAL CLAIMS.  Except as set forth in Section
4.11(c) of the SIGCORP Disclosure Schedule, there is no Environmental Claim (as hereinafter defined) pending, or to the knowledge of SIGCORP and its subsidiaries, threatened

               (i) against SIGCORP or any of its subsidiaries or joint ventures,

               (ii) against any person or entity whose liability for any Environmental Claim SIGCORP or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law, or

               (iii) against any real or personal property or operations that SIGCORP or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part,

that, if adversely determined, would reasonably be likely to have a SIGCORP Material Adverse Effect.

     (d) RELEASES. Except as set forth in Section 4.11(c) or 4.11(d) of the SIGCORP Disclosure Schedule, SIGCORP has no knowledge of any Release (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any Environmental Claim against SIGCORP or any subsidiaries or joint ventures of SIGCORP, or against any person or entity whose liability for any Environmental Claim SIGCORP or any subsidiaries or joint ventures of SIGCORP has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not reasonably be likely to have a SIGCORP Material Adverse Effect.

     (e) PREDECESSORS. Except as set forth in Section 4.11(c) of the SIGCORP Disclosure Schedule, SIGCORP has no knowledge, with respect to any predecessor of SIGCORP or any subsidiary or joint venture of SIGCORP, of any Environmental Claims pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims that would have, or that SIGCORP reasonably believes would be reasonably likely to have, a SIGCORP Material Adverse Effect.

     (f) DISCLOSURE. To SIGCORP's knowledge, SIGCORP has disclosed to Indiana all material facts that SIGCORP reasonably believes form the basis of a SIGCORP Material Adverse Effect arising from:

               (i) the cost of pollution control equipment currently required or known to be required in the future;

               (ii) current remediation costs or remediation costs known to be required in the future; or

               (iii)     any other environmental matter affecting
     SIGCORP or its subsidiaries that would have, or that SIGCORP reasonably believes would reasonably be likely to have, a SIGCORP Material Adverse Effect.

          As used in this Agreement:

               (iv) "Environmental Claim" means

                                   (A)  any and all administrative, regulatory
               or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation in writing by any person or entity
               (including any Governmental Authority) or

                                   (B) any oral information provided to SIGCORP (or to Indiana, for purposes of Section 5.11) by a Governmental Authority that written action of the type described in clause (A) above is in process, alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release or threatened
     Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by SIGCORP or any of its subsidiaries or joint ventures (for purposes of this Section 4.11), or by Indiana or any of its subsidiaries or joint ventures (for purposes of Section 5.11), (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or
     (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

               (v) "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

               (vi) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words, of similar import, under any Environmental Law and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under Environmental Law in a jurisdiction in which SIGCORP or any of its subsidiaries or joint ventures operates (for purposes of this Section 4.11) or in which Indiana or any of its subsidiaries or joint ventures operates (for purposes of Section 5.11).

               (vii) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

     Section 4.12   REGULATION AS A UTILITY.

     (a) SIGCORP is a public utility holding company as defined in the 1935 Act exempt from all provisions of the 1935 Act except section 9(a)(2), by order of the SEC pursuant to section 3(a)(1) of the 1935 Act. SIGCORP is not regulated as a public utility in any state.

     (b) Except as set forth in Section 4.12 of the SIGCORP Disclosure Schedule, no subsidiary company or affiliate of SIGCORP is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States or by any foreign country.

     (c) As used in this Section 4.12 and in Section 5.12, the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in the 1935 Act.

     Section 4.13 VOTE REQUIRED. The approval of the Merger by a majority of all votes entitled to be cast by all holders of SIGCORP Common Stock (the "SIGCORP SHAREHOLDERS' APPROVAL") is the only votes of the holders of the capital stock of SIGCORP or any subsidiaries of SIGCORP required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     Section 4.14 ACCOUNTING MATTERS. SIGCORP has not, through the date hereof, in contemplation of the Merger, taken or agreed to take any action that would prevent the Company from accounting for the business combination to be effected by the Merger as a pooling-of-interests in accordance with GAAP and applicable SEC regulations.

     Section 4.15   APPLICABILITY OF CERTAIN INDIANA LAW.

     (a) Assuming the accuracy of the representation by Indiana set forth in Section 5.18, neither the control share acquisition provisions of Chapter 40 of the IBCL nor the business combination provisions of Chapter 41 of the IBCL or any similar provisions of the IBCL, the Articles of Incorporation or Bylaws of SIGCORP are applicable to the transactions contemplated by this Agreement or the SIGCORP Option.

     (b) SIGCORP shall take all action requested in writing by Indiana to render the rights granted to the holders of SIGCORP Common Stock (the "SIGCORP RIGHTS") pursuant to the Rights Agreement dated as of December 31, 1995 between SIGCORP and Continental Stock Transfer Company, as Rights Agent, as amended (the "SIGCORP RIGHTS AGREEMENT"), inapplicable to the Merger and the other transactions contemplated by this Agreement and the SIGCORP Option. Except as approved in writing by Indiana, the Board of SIGCORP shall not (i) amend the SIGCORP Rights Agreement,
(ii) redeem the SIGCORP Rights, or (iii) take action with respect to, or make any determination under, the SIGCORP Rights Agreement, provided, that nothing contained in this Section 4.15(b) shall require the Board of Directors of SIGCORP to take any action or refrain from taking any action that a majority of such Board determines in good faith, based upon the written opinion of outside counsel, would result in a breach of its fiduciary duties under applicable law. If any Distribution Date or Shares Acquisition Date occurs under the SIGCORP Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, SIGCORP and Indiana shall make such adjustment to the Indiana Ratio as SIGCORP and Indiana shall mutually agree so as to preserve the economic benefits that SIGCORP and Indiana each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

     Section 4.16 OPINION OF FINANCIAL ADVISOR. SIGCORP has received the opinion of Goldman Sachs & Co., dated the date hereof, to the effect that, as of the date hereof, the SIGCORP Ratio is fair from a financial point of view to the holders of SIGCORP Common Stock.

     Section 4.17   INSURANCE.

     (a) Except as set forth in Section 4.17 of the SIGCORP Disclosure Schedule, each of SIGCORP and each of its subsidiaries is, and has been continuously since January 1, 1995, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by SIGCORP and its subsidiaries during such time period.

     (b)  Except as set forth in Section 4.17 of the SIGCORP
Disclosure Schedule, neither SIGCORP nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof.

     (c) To the knowledge of SIGCORP, all material insurance policies of SIGCORP and its subsidiaries are valid and enforceable policies.

     Section 4.18 OWNERSHIP OF INDIANA COMMON STOCK. SIGCORP does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any shares of Indiana Common Stock.


                            ARTICLE V

                 REPRESENTATIONS AND WARRANTIES
                           OF INDIANA

     Indiana Energy represents and warrants to SIGCORP as follows:

     Section 5.1 ORGANIZATION AND QUALIFICATION. Except as set forth in Section 5.1 or 5.2 of the Indiana Disclosure Schedule (as defined in Section 7.6(a)(ii)), (i) Indiana is a corporation duly organized and validly existing under the laws of Indiana and
(ii) each of Indiana's subsidiaries is a corporation duly organized, validly existing and in good standing (if relevant) under the laws of its jurisdiction of incorporation and each of Indiana and its subsidiaries has requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than, in the case of clause
(ii) such failures, which, when taken together with all other such failures, will not have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of Indiana and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect being hereinafter referred to as an "INDIANA MATERIAL ADVERSE EFFECT").

     Section 5.2    SUBSIDIARIES.

     (a) Section 5.2 of the Indiana Disclosure Schedule sets forth a description as of the date hereof of all subsidiaries and joint ventures of Indiana, including the name of each such entity, the state or jurisdiction of its formation, a brief description of the principal line or lines of business conducted by each such entity and Indiana's interest therein.

     (b)  Except as set forth in Section 5.2 of the Indiana
Disclosure Schedule, none of the entities listed in Section 5.2 is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(ll) of the 1935 Act, respectively.

     (c) Except as set forth in Section 5.2 of the Indiana Disclosure Schedule, all of the issued and outstanding shares of capital stock of each subsidiary of Indiana are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by Indiana free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

     Section 5.3    CAPITALIZATION.

     (a) As of the date hereof, the authorized capital stock of Indiana consists of 200,000,000 shares of Indiana Common Stock and 4,000,000 shares of Indiana preferred stock.

     (b) As of the close of business on June 10, 1999, 29,786,555 shares of Indiana Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

     (c) All of the issued and outstanding shares of the capital stock of Indiana are validly issued, fully paid, nonassessable and free of preemptive rights.

     (d) Except for the Indiana Option and as set forth in Section 5.3(a) of the Indiana Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Indiana or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Indiana or obligating Indiana or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

     Section 5.4    AUTHORITY; NON-CONTRAVENTION; STATUTORY
APPROVALS; COMPLIANCE.

     (a)  AUTHORITY.

               (i) Indiana has all requisite power and authority to enter into this Agreement and the Indiana Option and, subject in the case of this Agreement to the Indiana Shareholders' Approval (as defined in Section 5.13(c)) (and the Indiana Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby and thereby;

               (ii) The execution and delivery of this Agreement and the Indiana Option and, subject in the case of this Agreement to obtaining the Indiana Shareholders' Approval, the consummation by Indiana of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Indiana;

               (iii) This Agreement and the Indiana Option have been duly and validly executed and delivered by Indiana and, assuming the due authorization, execution and delivery hereof and thereof by SIGCORP and, in the case of this Agreement, the Company, constitute the valid and binding obligations of Indiana, enforceable against Indiana in accordance with their respective terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought;

     (b) NON-CONTRAVENTION. Except as set forth in Section 5.4(b) of the Indiana Disclosure Schedule, the execution and delivery of this Agreement and the Indiana Option by Indiana do not, and the consummation of the transactions contemplated hereby and thereby will not result in any Violation by Indiana or any of its subsidiaries or, to the knowledge of Indiana, any of its joint ventures, under any provisions of

               (i) the articles of incorporation, bylaws or similar governing documents of Indiana or any of its subsidiaries or joint ventures;

               (ii) subject in the case of this Agreement to obtaining the Indiana Required Statutory Approvals and the receipt of the Indiana Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Government
     Authority applicable to Indiana or any of its subsidiaries or joint ventures or any of their respective properties or assets; or

               (iii) subject in the case of this Agreement to obtaining the third-party consents or other approvals set forth in Section 5.4(b) of the Indiana Disclosure Schedule (the "INDIANA REQUIRED CONSENTS"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Indiana or any of its subsidiaries or joint ventures is now a party or by which it or any of its properties or assets may be bound or affected;

excluding from the foregoing clauses (ii) and (iii) such Violations as would not, in the aggregate, reasonably be likely to have an Indiana Material Adverse Effect.

     (c) STATUTORY APPROVALS. Except as set forth in Section 5.4(c) of the Indiana Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement or the Indiana Option by Indiana or the consummation by Indiana of the transactions contemplated hereby or thereby, the failure to obtain, make or give which would reasonably be likely to have an Indiana Material Adverse Effect (the "INDIANA REQUIRED STATUTORY APPROVALS"), it being understood that references in this Agreement to "obtaining" such Indiana Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d)  COMPLIANCE.

               (i) Except as set forth in Section 5.4(d) or 5.11 of the Indiana Disclosure Schedule or as disclosed in the Indiana SEC Reports (as defined in Section 5.5), neither Indiana nor any of its subsidiaries nor, to the knowledge of Indiana, any of its joint ventures, is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, would not reasonably likely have, an Indiana
     Material Adverse Effect.

               (ii) Except as set forth in Section 5.4(d) or 5.11 of the Indiana Disclosure Schedule, Indiana, its subsidiaries and, to the knowledge of Indiana, its joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted, except those the failure to obtain which would not reasonably be likely to have an Indiana Material Adverse Effect.

     Section 5.5    REPORTS AND FINANCIAL STATEMENTS.

     (a) Since October 1, 1996, the filings required to be made by Indiana and its subsidiaries under the Securities Act, the Exchange Act, applicable Indiana laws and regulations, the Power Act, the Gas Act, the Telecommunications Act or the 1935 Act have been filed with the SEC, the IURC, the Federal Communications Commission or the FERC, as required by each such law or regulation, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

     (b) Indiana has made available to SIGCORP a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Indiana with the SEC since
October 1, 1996 (as such documents have since the time of their filing been amended, the "Indiana SEC Reports").

     (c) The Indiana SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by Indiana with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) The audited consolidated financial statements and unaudited interim financial statements of Indiana included in the Indiana SEC Reports (collectively, the "INDIANA FINANCIAL STATEMENTS") have been prepared, and will be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present in all material respects the financial position of Indiana as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

     (e) True, accurate and complete copies of the Articles of Incorporation and Bylaws of Indiana, as in effect on the date hereof, have been delivered to SIGCORP.

          Section 5.6    ABSENCE OF CERTAIN CHANGES OR EVENTS;
ABSENCE OF UNDISCLOSED LIABILITIES.

     (a)  Except as set forth in the Indiana SEC Reports or Section
5.6 of the Indiana Disclosure Schedule, from December 31, 1998 through the date hereof each of Indiana and each of its subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists that would reasonably likely have, an Indiana Material Adverse Effect.

     (b) Neither Indiana nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of Indiana or reflected in the notes thereto for the year ended September 30, 1998, or that were incurred after September 30, 1998, in the ordinary course of business and would not reasonably be likely to have an Indiana Material Adverse Effect.

     Section 5.7 LITIGATION. Except as set forth in the Indiana SEC Reports or as set forth in Section 5.7 or 5.11 of the Indiana
Disclosure Schedule, there are no:

               (i) claims, suits, actions or proceedings, pending or, to the knowledge of Indiana, threatened, nor are there, to the knowledge of Indiana, any investigations or reviews pending or threatened against, relating to or affecting Indiana or any of its subsidiaries or joint ventures;

               (ii) judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Indiana or any of its subsidiaries or joint ventures;

that would have, or would reasonably likely have, an Indiana
Material Adverse Effect.

     Section 5.8    REGISTRATION STATEMENT AND PROXY STATEMENT.

     (a) None of the information supplied or to be supplied by or on behalf of Indiana for inclusion or incorporation by reference in:

               (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

               (ii) the Joint Proxy Statement will, at the date mailed to the shareholders of Indiana and SIGCORP and, as the same may be amended or supplemented, at the times of the meetings of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b)  Each of the Registration Statement and the Joint Proxy
Statement, as of their respective dates, will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     Section 5.9    TAX MATTERS.

     (a) Except as set forth on Schedule 5.9(a) of the Indiana Disclosure Schedule, Indiana and each of its subsidiaries, and any consolidated combined, unitary or aggregate group for tax purposes of which Indiana or any of its subsidiaries is or has been a member has:

               (i) filed all material Tax Returns required to be filed by it within the time and in the manner prescribed by law;

               (ii) paid all material Taxes that are shown on such Tax Returns as due and payable within the time and in the manner prescribed by law, and

               (iii) paid all material Taxes otherwise required to be paid.

     (b) Except as set forth on Schedule 5.9(b) of the Indiana Disclosure Schedule, as of the date hereof there are no material claims, assessments, audits or administrative or court proceedings pending against Indiana or any of its subsidiaries for any alleged deficiency in Taxes.

     (c) Indiana has established adequate accruals for Taxes and for any liability for deferred Taxes in the Indiana Financial
Statements in Accordance with GAAP.

     Section 5.10   EMPLOYEE MATTERS; ERISA.

     (a) BENEFIT PLANS. Section 5.10(a) of the Indiana Disclosure Schedule contains a true and complete list of each material employee benefit plan, program or arrangement, including, but not limited to, any employee benefit plan within the meaning of Section 3(3) of ERISA and any vacation, severance, change-in-control, stock purchase or stock option plan, program or arrangement maintained or contributed to by Indiana, any of the Indiana Subsidiaries or any other entity which would be treated under Section 414 of the Code as a single employer with Indiana (collectively, with Indiana Subsidiaries, an "INDIANA COMMONLY CONTROLLED ENTITY") for the benefit of any current or former employee, officer or director or their dependents or beneficiaries (collectively, the "INDIANA PLANS") and each employment, consulting, severance, change-in-control, termination, compensation, collective bargaining or indemnification agreement, arrangement or understanding between Indiana or any of the Indiana Commonly Controlled Entities (or by which they are bound) and any current or former employee, officer or director of Indiana or any of the Indiana Subsidiaries (collectively, the "INDIANA EMPLOYMENT ARRANGEMENTS").

     (b)  Except as set forth in the Indiana SEC Reports or in
Section 5.10(b) of the Indiana Disclosure Schedule and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

               (i) QUALIFICATION; COMPLIANCE. Each Indiana Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified. Each Indiana Plan and each Indiana Employment Arrangement has been operated in all respects in accordance with its terms and the requirements of applicable laws, rules and regulations.
          There are no pending or, to the knowledge of Indiana, threatened or anticipated claims under or with respect to any Indiana Plan or Indiana Employment Arrangement by or on behalf of any current employee, officer or director, or dependent or beneficiary thereof, or otherwise (other than routine claims for benefits);

               (ii) LIABILITIES. Neither Indiana nor any of the Indiana Commonly Controlled Entities has incurred any direct or indirect liability under, arising out of or by operation of the Code, Title IV of ERISA, or any other applicable law (other than for premium payments and contributions in the ordinary course of business), and no fact or event exists that could reasonably be expected to give rise to such liability.

                    (iii) PAYMENTS RESULTING FROM THE MERGER. No Indiana Plan or Indiana Employment Arrangement exists which could result in the payment to any current, former or future director, officer or employee of Indiana, any Indiana Commonly Controlled Entity or to any trustee under any "rabbi trust" or similar arrangement of any money or other property or rights or accelerate, vest or provide any other rights or benefits to or in any such employee or director as a result of the consummation, announcement of or other action relating to the transactions contemplated by this Agreement, whether or not such payment, acceleration, vesting or provision would constitute a "parachute payment"
               (within the meaning of Section 280G of the Code) or whether or not some other subsequent action or event would be required to cause such payment, acceleration, vesting or provision to be triggered.

               (iv) LABOR AGREEMENTS. Neither Indiana nor any of the Indiana Subsidiaries is a party to any collective bargaining agreements. Since January 1, 1995, neither Indiana nor any of the Indiana Subsidiaries has had any employee strikes, work stoppages, slowdowns or lockouts or received any requests for collective bargaining. There is no unfair labor practice, employment discrimination or other complaint against Indiana or any of the Indiana
          Subsidiaries pending or, to the best knowledge of Indiana, threatened.

     Section 5.11   ENVIRONMENTAL PROTECTION.

     (a)  COMPLIANCE.

               (i) Except as set forth in Section 5.11(a) of the Indiana Disclosure Schedule, each of Indiana and each of its subsidiaries and joint ventures is and has been in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not reasonably be likely to have an Indiana Material Adverse Effect.

               (ii) Except as set forth in Section 5.11(a) of the Indiana Disclosure Schedule, neither Indiana nor any of its subsidiaries and joint ventures has received any written communication from any person or Governmental Authority that alleges that Indiana or any of its subsidiaries and Joint ventures is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not reasonably be likely to have an Indiana Material Adverse Effect.

     (b) ENVIRONMENTAL PERMITS. Except as set forth in Section 5.11(b) of the Indiana Disclosure Schedule, Indiana and each of its subsidiaries and Joint ventures has obtained or has applied for all Environmental Permits necessary for the construction of their facilities and the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Indiana and its subsidiaries and Joint ventures are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits, except where the failure to obtain or be in such compliance and the requirement to make such expenditures would not reasonably be likely to have an Indiana Material Adverse Effect.

     (c)  ENVIRONMENTAL CLAIMS.  Except as set forth in Section
5.11(c) of the Indiana Disclosure Schedule, there is no Environmental Claim pending, or to the knowledge of Indiana and its subsidiaries, threatened:

               (i) against Indiana or any of its subsidiaries or joint ventures;

               (ii) against any person or entity whose liability for any Environmental Claim Indiana or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law; or

               (iii) against any real or personal property or operations that Indiana or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part;

that, if adversely determined, would reasonably be likely to have an Indiana Material Adverse Effect.

     (d) RELEASES. Except as set forth in Section 5.11(c) or 5.11(d) of the Indiana Disclosure Schedule, Indiana has no knowledge of any Release of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against Indiana or any of its subsidiaries or joint ventures of Indiana, or against any person or entity whose liability for any Environmental Claim Indiana or any subsidiaries or joint ventures of Indiana has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not reasonably be likely to have an Indiana Material Adverse Effect.

     (e) PREDECESSORS. Except as set forth in Section 5.11(e) of the Indiana Disclosure Schedule, Indiana has no knowledge, with respect to any predecessor of Indiana or any subsidiary or joint venture of Indiana, of any Environmental Claims pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims that would have, or that Indiana reasonably believes would reasonably be likely to have an Indiana Material Adverse Effect.

     (f) DISCLOSURE. To Indiana's knowledge, Indiana has disclosed to SIGCORP all material facts that Indiana reasonably believes form the basis of an Indiana Material Adverse Effect arising from:

               (i) the cost of pollution control equipment currently required or known to be required in the future;

               (ii) current remediation costs or remediation costs known to be required in the future; or

               (iii)     any other environmental matter affecting
     Indiana or its subsidiaries that would have, or that Indiana reasonably believes would reasonably be likely to have an Indiana Material Adverse Effect.

     Section 5.12   REGULATION AS A UTILITY.

     (a) Indiana is a public utility holding company as defined in the 1935 Act exempt from all provisions of the 1935 Act except section 9(a)(2), by order of the SEC pursuant to section 3(a)(1) of the 1935 Act. Indiana is not regulated as a public utility in any state.

     (b) Except as set forth in Section 5.12 of the Indiana Disclosure Schedule, no subsidiary company or affiliate of Indiana is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or by any foreign country.

     Section 5.13 VOTE REQUIRED. The approval of the Merger by a majority of all votes entitled to be cast by all holders of Indiana Common Stock ( the "INDIANA SHAREHOLDERS' APPROVAL") is the only vote of the holders of any class or series of the capital stock of Indiana or any subsidiaries of Indiana required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     Section 5.14 ACCOUNTING MATTERS. Indiana has not, through the date hereof, in contemplation of the Merger, taken or agreed to take any action that would prevent the Company from accounting for the business combination to be effected by the Merger as a pooling-of-interests in accordance with GAAP and applicable SEC regulations.

     Section 5.15   APPLICABILITY OF CERTAIN INDIANA LAW.

     (a) Assuming the accuracy of the representation by SIGCORP set forth in Section 4.18, neither the control share acquisition provisions of Chapter 40 of the IBCL nor the business combination provisions of Chapter 41 of the IBCL or any similar provisions of the IBCL, the Articles of Incorporation or Bylaws of Indiana are applicable to the transactions contemplated by this Agreement or the Indiana Option.

     (b) Indiana shall take all action requested in writing by SIGCORP to render the rights granted to the holders of Indiana Common Stock (the "INDIANA RIGHTS") pursuant to the Rights Agreement dated as of July 30, 1986 between Indiana and First Chicago Trust Company of New York, as Rights Agent, as amended (the "Indiana Rights Agreement"), inapplicable to the Merger and the other transactions contemplated by this Agreement and the Indiana Option. Except as approved in writing by SIGCORP, the Board of Indiana shall not (i) amend the Indiana Rights Agreement, (ii) redeem the Indiana Rights, or (iii) take action with respect to, or make any determination under, the Indiana Rights Agreement, provided, that nothing contained in this Section 5.15(b) shall require the Board of Directors of Indiana to take any action or refrain from taking any action that a majority of such Board determines in good faith, based upon the written opinion of outside counsel, would result in a breach of its fiduciary duties under applicable law. If any Distribution Date or Shares Distribution Date occurs under the Indiana Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, Indiana and SIGCORP shall make such adjustment to the SIGCORP Ratio as Indiana and SIGCORP shall mutually agree so as to preserve the economic benefits that Indiana and SIGCORP each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

     Section 5.16 OPINION OF FINANCIAL ADVISOR. Indiana has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, as of the date hereof, to the effect that, as of the date hereof, the Indiana Ratio is fair to the holders of Indiana Common Stock.

     Section 5.17   INSURANCE.

     (a) Except as set forth in Section 5.17 of the Indiana Disclosure Schedule, each of Indiana and each of its subsidiaries is, and has been continuously since January 1, 1995, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by Indiana and its subsidiaries during such time period.

     (b)  Except as set forth in Section 5.17 of the Indiana
Disclosure Schedule, neither Indiana nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof.

     (c) To the knowledge of Indiana, all material insurance policies of Indiana and its subsidiaries are valid and enforceable policies.

     Section 5.18 OWNERSHIP OF SIGCORP COMMON STOCK. Indiana does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any shares of SIGCORP Common Stock.


                            ARTICLE VI

              CONDUCT OF BUSINESS PENDING THE MERGER

     Prior to the date hereof, each of SIGCORP and Indiana has delivered to the other a five-year plan and a strategic plan (respectively, the "SIGCORP Financial Plan" and the "Indiana Financial Plan"). After the date hereof and prior to the Effective Time or earlier termination of this Agreement, each of Indiana and SIGCORP agrees, as to itself and their respective subsidiaries, to comply with the provisions of this Article VI. Notwithstanding the foregoing, Section 6.1 through Section 6.8 (inclusive except for
Section 6.2(a) and Section 6.5) shall not apply in the case of actions by SIGCORP or Indiana that are (i) in the case of SIGCORP, contemplated by the SIGCORP Financial Plan or consented to in writing by Indiana, or (ii) in the case of Indiana, contemplated by the Indiana Financial Plan or consented to in writing by SIGCORP.

     Section 6.1 ORDINARY COURSE OF BUSINESS. Each of SIGCORP and Indiana shall, and shall cause their respective subsidiaries to, conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve their respective business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers, distributors and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees.

     Section 6.2 DIVIDENDS. Neither SIGCORP nor Indiana shall, nor shall either permit any of its subsidiaries to:

     (a) declare or pay any dividends or make other distributions in respect of any of their capital stock other than to such party or its subsidiaries and other than regular quarterly dividends on SIGCORP and Indiana Common Stock with usual record and payment dates not, during any calendar year, in excess of dividends consistent with prior practice subject to increases that do not result in a dividend rate in excess of the indicated annual dividend rate agreed to by SIGCORP and Indiana for the Company following the Effective Time;

     (b) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or

     (c) redeem, repurchase or otherwise acquire any shares of their capital stock, other than:

               (i) redemptions, purchases or acquisitions required by the respective terms of any series of preferred stock of any subsidiary of either SIGCORP or Indiana;

               (ii) in connection with refunding of any preferred stock with preferred or preference stock or debt at a lower cost of funds;

               (iii)     intercompany acquisitions of capital stock; or

               (iv) in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans.

     Section 6.3    ISSUANCE OF SECURITIES.  Except as set forth on
Schedule 6.3 of the SIGCORP Disclosure Schedule or the Indiana Disclosure Schedule, neither SIGCORP nor Indiana shall, nor shall either permit any of its subsidiaries to, issue, agree to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock or any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities except for:

     (a) the issuance of capital stock upon the conversion of convertible securities or the exercise of employee stock options outstanding on the date hereof or permitted to be issued under the terms hereof;

     (b) the issuance of common stock, employee stock options or other securities by Indiana or SIGCORP pursuant to the employee benefit plans listed on Schedule 6.3 of the Indiana Disclosure Schedule or the SIGCORP Disclosure Schedule, in each case in the ordinary course of the operation of such programs or plans in accordance with their present terms; or

     (c) issuances by a wholly owned subsidiary of its capital stock to a direct or indirect parent.

     Section 6.4    CHARTER DOCUMENTS.  Except as set forth in
Section 6.4 of the SIGCORP Disclosure Schedule or the Indiana Disclosure Schedule, neither SIGCORP nor Indiana shall amend or propose to amend its respective articles of incorporation or bylaws in any way adverse to the other party except as contemplated herein.

     Section 6.5    NO ACQUISITIONS.  Except as set forth in
Section 6.5 of the SIGCORP Disclosure Schedule or the Indiana Disclosure Schedule, neither SIGCORP nor Indiana shall, nor shall either permit any of its subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation, by purchase or otherwise, an equity interest in or any assets of any business of any corporation, partnership, association or other business organization or division thereof, except for:
     (a) the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice; and

     (b) acquisitions by SIGCORP and its subsidiaries on the one hand, and Indiana and its subsidiaries on the other, within existing lines of business, of less than $5.0 million in the aggregate.

     Section 6.6    CAPITAL EXPENDITURES.  Except as set forth in
Section 6.6 of the SIGCORP Disclosure Schedule or the Indiana Disclosure Schedule or as required by law, neither SIGCORP nor Indiana shall, nor shall either permit any of its subsidiaries to make or obligate itself to make any capital expenditures, except for:

     (a) capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), or

     (b) additional capital expenditures that in the aggregate do not exceed $10.0 million.

     Section 6.7    NO DISPOSITIONS.  Except as set forth on
Schedule 6.7 of the SIGCORP Disclosure Schedule or the Indiana Disclosure Schedule, neither SIGCORP nor Indiana shall, nor shall either permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any significant amount of assets, or become obligated to sell, lease, license, encumber or otherwise dispose of such assets, except for:

     (a) dispositions not exceeding $5.0 million in the aggregate, in the case of SIGCORP and its subsidiaries on the one hand, and Indiana and its subsidiaries on the other hand, which dispositions do not have a SIGCORP Material Adverse Effect or an Indiana
Material Adverse Effect, as the case may be;

     (b) subject to the provisions of Section 7.3, as may be required by law to consummate the transactions contemplated hereby; or

     (c) in the ordinary course of business consistent with prior practice.

     Section 6.8    INDEBTEDNESS.  Except as set forth in Section
6.8 of the SIGCORP Disclosure Schedule or the Indiana Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities), except for:

     (a) short-term indebtedness in the ordinary course of business consistent with past practice;

     (b) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds;

     (c) additional long-term indebtedness aggregating not more than $10.0 million in the case of SIGCORP and its subsidiaries, on one hand, and $10.0 million in the case of Indiana and its subsidiaries, on the other hand; or

     (d) in connection with the refunding of any subsidiary preferred stock as permitted in Section 6.3.

     Section 6.9    COMPENSATION, BENEFITS.  Except as set forth on
Schedule 6.9 of the SIGCORP Disclosure Schedule or the Indiana Disclosure Schedule, as may be required by applicable law to facilitate or obtain a determination from the IRS that a plan is "qualified within the meaning of Section 401(a) of the Code or as contemplated by this Agreement, no party shall, nor shall any party permit any of its subsidiaries to, enter into, adopt or amend or increase the amount of or accelerate the payment or vesting of any benefit or amount payable under any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its subsidiaries, or enter into or amend any employment, severance, or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee.

     Section 6.10 1935 ACT. Except as required or contemplated by this Agreement:

     (a) SIGCORP shall not, nor shall SIGCORP permit any of its subsidiaries to engage in any activities that cause it to lose its exemption from registration as a "holding company" under the 1935
Act; and

     (b) Indiana shall not, nor shall Indiana permit any of its subsidiaries to engage in any activities that cause it to lose its exemption from registration as a "holding company" under the 1935
Act.

     Section 6.11 ACCOUNTING. No party shall, nor shall any party permit any of its subsidiaries to make any changes in its or their accounting methods, except as required by law, rule, regulation or GAAP.

     Section 6.12 POOLING. No party shall, nor shall any party permit any of its subsidiaries to, take or become obligated to take any actions that would, or would be reasonably likely to, prevent the Company from accounting for the business combination to be effected by the Merger as a pooling-of-interests in accordance with GAAP and applicable SEC regulations. If any impediments to accounting for the business combination as a pooling-of-interests are discovered at any time, each party shall use all commercially reasonable efforts to achieve pooling-of-interests accounting (including taking such actions as may be necessary to cure any facts or circumstances that could prevent such transactions from qualifying for pooling-of-interests accounting treatment).

     Section 6.13 TAX-FREE STATUS. No party shall, nor shall any party permit any of its subsidiaries to, take any actions that would, or would be reasonably likely to, adversely affect the status of the Merger as a tax-free reorganization under Code
Section 368(a) (except as to shareholders of Indiana or SIGCORP who receive cash in lieu of fractional shares) and each party shall use all commercially reasonable efforts to achieve such result.

     Section 6.14 INSURANCE. Each of SIGCORP and Indiana shall, and shall cause its respective subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance not inconsistent with such party's past practice) insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and such other businesses as conducted by such party and its subsidiaries and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by the respective party or such party's subsidiaries.

     Section 6.15 COOPERATION, NOTIFICATION. Each of SIGCORP and Indiana shall and shall cause its subsidiaries (directly or acting through its parent company representative) to:

     (a) confer on a regular and frequent basis with one or more representatives of the other party to discuss material operational matters and the general status of its ongoing operations;

     (b) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or otherwise) or results of operations;

     (c) advise the other party of any change or event that has had or, to the knowledge of such party, would reasonably be likely to have a SIGCORP Material Adverse Effect or an Indiana Material
Adverse Effect; and

     (d) consult with each other prior to making any filings with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby, and promptly after each such filing provide the other with a copy thereof.

     Section 6.16 RATE MATTERS. (a) No party shall make any filing to change its or any of its utility subsidiaries' rates on file with any Governmental Authority nor, except as set forth in
Section 6.16 of the SIGCORP Disclosure Schedule, shall SIGCORP consent to any change by any Governmental Authority in the methodology used to compute any fuel adjustment from the methodology applied in computing any fuel adjustment applied in the normal course consistent with prior practice that could have a material adverse effect on the benefits associated with the business combination provided herein.

     Section 6.17 THIRD PARTY CONSENTS. Each of SIGCORP and Indiana shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all SIGCORP Required Consents or Indiana Required Consents, as the case may be. Each party shall promptly notify the other party of any failure or prospective failure to obtain any such consents and, if requested by the other party, shall provide to the other party copies of all SIGCORP Required Consents or Indiana Required Consents, as the case may be, obtained by such party.

     Section 6.18 TAX-EXEMPT STATUS. No party shall, nor shall any party permit any subsidiary to, take any action that would likely jeopardize the exclusion from gross income, for purposes of federal income taxation, of the interest on the outstanding revenue bonds issued for the benefit of any subsidiary of SIGCORP or Indiana, as the case may be, which qualify on the date hereof under Code Section 142(a) as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986.

     Section 6.19 PERMITS. Each of SIGCORP and Indiana shall use commercially reasonable efforts to maintain in effect all existing material permits pursuant to which such party operates.

     Section 6.20 CERTAIN INFORMATION RELATING TO CUSTOMERS. Without limiting the application of the Confidentiality Agreement, dated April 7, 1999, between SIGCORP and Indiana (the "CONFIDENTIALITY AGREEMENT") no party shall, nor shall any party permit any of its subsidiaries to, use any Evaluation Material (as defined in the Confidentiality Agreement) in connection with any solicitation, inquiry, proposal, arrangement, understanding or agreement with any person relating to the provision of electric or gas utility service by SIGCORP or any of its subsidiaries, on the one hand, or Indiana or any of its subsidiaries, on the other hand, to commercial and industrial customers in the service territory of the other party.


                          ARTICLE VII

                     ADDITIONAL AGREEMENTS

     Section 7.1    ACCESS TO INFORMATION.

     (a) Upon reasonable notice and during normal business hours, each of SIGCORP and Indiana shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "REPRESENTATIVES") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each shall, and shall cause its subsidiaries to, furnish promptly to the other:

               (i) a copy of each report, schedule and other document filed by it or any of its subsidiaries with the SEC and any other document pertaining to the transactions contemplated hereby filed with any Governmental Authority that is not filed as an exhibit to an SEC filing or described in an SEC filing;
     and

               (ii) all information concerning themselves, their subsidiaries, directors, officers and shareholders and such matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement.

     (b)  Without limiting the application of the Confidentiality
Agreement, all documents and information furnished pursuant to
Section 7.1(a) shall be subject to the Confidentiality Agreement.

     Section 7.2    JOINT PROXY STATEMENT AND REGISTRATION
STATEMENT.

     (a)  PREPARATION AND FILING.

               (i) As promptly as reasonably practicable after the date hereof, the parties shall prepare and file with the SEC the Registration Statement and the Joint Proxy Statement (together the "JOINT PROXY/REGISTRATION STATEMENT").

               (ii) The parties shall take such actions as may be reasonably required to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing.

               (iii) The parties shall also take such action as may be reasonably required to cause the shares of Company Common
     Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; PROVIDED, HOWEVER, that none of the Company, SIGCORP or Indiana shall be required to register or qualify as a foreign corporation or to take any other action that would subject it to general service of process in any jurisdiction in which it will not, following the Merger, be so subject.

               (iv) Each of the parties shall furnish all information concerning itself that is required or customary for inclusion in the Joint Proxy/Registration Statement.

               (v) No representation, covenant or agreement contained in this Agreement is made by any party hereto with respect to information supplied by any other party hereto for inclusion in the Joint Proxy/Registration Statement.

               (vi) The Joint Proxy/Registration Statement shall comply as to form in all material respects with the Securities Act, the Exchange Act and the rules and regulations thereunder.

               (vii) The parties shall take such action as may be reasonably required to cause the shares of Company Common
     Stock to be approved for listing on the NYSE and to cause such shares to be approved for listing on such other national and international securities exchanges as the parties may select upon official notice of issuance.

     (b)  LETTER OF INDIANA'S ACCOUNTANTS.   Following receipt by
Arthur Andersen, L.L.P. ("AA"), Indiana's independent auditors, of an appropriate request from SIGCORP pursuant to SAS No. 72, Indiana shall use commercially reasonable efforts to cause to be delivered to the Company and SIGCORP a letter of AA, dated a date within two business days before the effective date of the Registration Statement, and addressed to the Company and SIGCORP, in form and substance reasonably satisfactory to the Company and SIGCORP and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Joint Proxy/Registration Statement.

     (c) LETTER OF SIGCORP'S ACCOUNTANTS. Following receipt by AA, SIGCORP's independent auditors, of an appropriate request from Indiana pursuant to SAS No. 72, SIGCORP shall use commercially reasonable efforts to cause to be delivered to the Company and Indiana a letter of AA, dated a date within two business days before the effective date of the Registration Statement, and addressed to the Company and Indiana, in form and substance reasonably satisfactory to the Company and Indiana and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Joint Proxy/Registration Statement.

     Section 7.3    REGULATORY MATTERS.

     (a)  HSR FILINGS.   Each party hereto shall file or cause to
be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby, and shall respond promptly to any requests for additional information made by either of such agencies.

     (b)  OTHER REGULATORY APPROVALS.

               (i) Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the Indiana Required Statutory Approvals and the SIGCORP Required Statutory Approvals.

               (ii) SIGCORP shall have the right to review and approve in advance all characterizations of the information relating to SIGCORP, on the one hand, and Indiana shall have the right to review and approve in advance all characterizations of the information relating to Indiana, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement or the Merger.

               (iii) Indiana and SIGCORP shall each consult with the other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities.

     Section 7.4    SHAREHOLDER APPROVALS.

     (a) APPROVAL OF SIGCORP SHAREHOLDERS. SIGCORP shall, as promptly as reasonably practicable after the date hereof:

               (i) take all steps reasonably necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "SIGCORP SPECIAL MEETING") for the purpose of securing the SIGCORP Shareholders' Approval;

               (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and its Articles of Incorporation and Bylaws;

               (iii) recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby; and

               (iv) cooperate and consult with Indiana with respect to each of the foregoing matters;

PROVIDED, that nothing contained in this Section 7.4(a) shall require the Board of Directors of SIGCORP to take any action or refrain from taking any action that a majority of such Board determines in good faith based upon the written opinion of outside counsel would result in a breach of its fiduciary duties under applicable law.

     (b)  APPROVAL OF INDIANA SHAREHOLDERS.   Indiana shall, as
promptly as reasonably practicable after the date hereof:

               (i) take all steps reasonably necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "INDIANA SPECIAL MEETING") for the purpose of securing the Indiana Shareholders' Approval;

               (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and its Articles of Incorporation and Bylaws;

               (iii) recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby; and

               (iv) cooperate and consult with SIGCORP with respect to each of the foregoing matters;

PROVIDED that nothing contained in this Section 7.4(b) shall require the Board of Directors of Indiana to take any action or refrain from taking any action that a majority of such Board determines in good faith based upon the written opinion of outside counsel would result in a breach of its fiduciary duties under applicable law.

     (c)  MEETING DATE.   The Indiana Special Meeting and the
SIGCORP Special Meeting shall be held on the same day unless otherwise agreed by Indiana and SIGCORP.

     Section 7.5    DIRECTORS' AND OFFICERS' INDEMNIFICATION.

     (a)  INDEMNIFICATION.

               (i) To the extent, if any, not provided by an existing right to indemnification or other agreement or policy, from and after the Effective Time, the Company shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless the present and former directors, officers and employees of the parties hereto and their respective subsidiaries (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against

                                   (A)  all losses, expenses (including
               reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation (collectively, "INDEMNIFIED
               LIABILITIES") (x) based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of such party or any subsidiary thereof, and (y) pertaining to any matter existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time; and

                                  (B)  all Indemnified Liabilities based in
               whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, the SIGCORP Option, the Indiana Option or the transactions contemplated hereby or thereby;

               (ii) In the event of any such loss, expense, claim, damage, cost, liability, judgment or settlement (whether or not arising before the Effective Time):

                                  (A) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified
               Parties, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by applicable law;

                                   (B)  the Company shall cooperate in the
               defense of any such matter; and

                                   (C)  any determination required to be made
               with respect to whether an Indemnified Party's conduct complies with the standards under applicable law or as set forth in the Company's
               Articles of Incorporation or Bylaws shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party;

PROVIDED, HOWEVER, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

               (iii) The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to separate counsel.

     (b) INSURANCE. For a period of six (6) years after the Effective Time, the Company shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by Indiana and SIGCORP; provided that the Company may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring prior to the effective Time to the extent such liability insurance can be maintained annually at a cost to the Company not greater than 200 percent of the current aggregate annual premiums for the policies currently maintained by Indiana and SIGCORP for their directors' and officers' liability insurance; provided, further, that if such insurance cannot be so maintained or obtained at such cost, the Company shall maintain or obtain as much of such insurance can be so maintained or obtained at a cost equal to 200 percent of the current aggregate annual premiums of each of Indiana and SIGCORP for their directors' and officers' liability insurance.

     (c) SUCCESSORS. In the event the Company or any of its successor or assigns:

               (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or

               (ii) transfers all or substantially all of its properties and assets to any person;

then and in either such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 7.5.

     (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent, not prohibited by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of Indiana, SIGCORP and their respective subsidiaries and joint ventures with respect to their activities as such prior to the Effective Time, as provided in their respective Articles of Incorporation or Bylaws in effect on the date of such activities or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time.

     (e) The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified
Party, his or her heirs and his or her representatives.

     Section 7.6    DISCLOSURE SCHEDULES.

     (a)  On or before the date of this Agreement:

               (i) SIGCORP shall deliver to Indiana a schedule (the "SIGCORP DISCLOSURE SCHEDULE"), which shall be accompanied by a certificate signed by the chief financial officer or other principal financial officer of SIGCORP stating that the Disclosure Schedule is being delivered pursuant to this
     Section 7.6(a)(i); and

               (ii) Indiana shall deliver to SIGCORP a schedule (the "INDIANA DISCLOSURE SCHEDULE"), which shall be accompanied by a certificate signed by the chief financial officer of Indiana stating that the Indiana Disclosure Schedule is being delivered pursuant to this Section 7.6(a)(ii).

     (b) The Disclosure Schedules shall constitute an integral part of this Agreement and shall modify or otherwise affect the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules.

     (c) Any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date of this Agreement.

     (d)  The SIGCORP Disclosure Schedule and the Indiana
Disclosure Schedule are collectively referred to herein as the "DISCLOSURE SCHEDULES."

     (e)  Without limiting the application of the Confidentiality
Agreement, the parties shall use their best efforts to keep the Disclosure Schedules confidential.

     Section 7.7 PUBLIC ANNOUNCEMENTS. Indiana and SIGCORP shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement prior to consultation with the other party; provided, that however, each party recognizes the other party's obligations imposed by law or any applicable national securities exchange, and will endeavor to accommodate such obligations.

     Section 7.8 RULE 145 AFFILIATES. SIGCORP shall identify in a letter to Indiana, and Indiana shall identify in a letter to SIGCORP, all persons who are, at the Closing Date, "affiliates" of SIGCORP and Indiana, respectively, as such term is used in Rule 145 under the Securities Act. SIGCORP and Indiana shall use their respective reasonable best efforts to cause their respective affiliates to deliver to the Company on or prior to the Closing Date a written agreement substantially in the form of Exhibit 7.8.

     Section 7.9    ASSUMPTION OF SIGCORP AND INDIANA AGREEMENTS
AND ARRANGEMENTS.

     (a) Subject to Section 7.10, Section 7.11, and Section 7.14, the Company shall honor and perform, without modification, all contracts, agreements, collective bargaining agreements and commitments of SIGCORP and Indiana in effect prior to the date hereof (or as established or amended in accordance with or permitted by this Agreement), including, but not limited to the SIGCORP Plans, the SIGCORP Employment Arrangements, the Indiana Plans and the Indiana Employment Arrangements, which apply to any current or former employee, or current or former director of the parties hereto or any of their subsidiaries; provided, however, that this undertaking is not intended to prevent the Company from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

     (b) Each of SIGCORP and Indiana shall promptly furnish to the other, upon reasonable request by the other, detailed information, together with underlying documentation, with respect to all existing or proposed individual employment or severance agreements or amendments thereto.

     Section 7.10   INCENTIVE, STOCK AND OTHER PLANS.

     With respect to each of the plans and programs of SIGCORP and Indiana identified in Section 6.3 of the SIGCORP and Indiana Disclosure Schedules that the parties later determine shall survive the Closing and each other employee benefit plan, program or arrangement of the Company under which the delivery of SIGCORP Common Stock, Indiana Common Stock or Company Common Stock, as the case may be, is required to be used for purposes of the payment of benefits, grant of awards or exercise of options (each a "STOCK PLAN"),

               (i) Indiana and SIGCORP shall take such action as may be necessary so that, after the Effective Time, such Stock Plan shall provide for the issuance only of Company Common Stock such that:

                                   (A)  with respect to options to purchase
               SIGCORP Common Stock ("SIGCORP STOCK OPTION"), the number of shares of Company Common Stock purchasable upon exercise of such SIGCORP Stock
               Option shall be equal to that number of shares of Company Common Stock determined by multiplying the number of shares of SIGCORP Common Stock subject to such SIGCORP Stock Option by the SIGCORP Ratio, rounded, if necessary, to the nearest whole share of Company Common Stock, at a price per share
               (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such SIGCORP Stock Option divided by the SIGCORP
               Ratio; provided, however, that in the case of any SIGCORP Stock Option to which Section 421 of the
               Code applies by reason of its qualification under
               Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code; and

                                  (B) with respect to any restricted stock plan of Indiana (the "INDIANA RESTRICTED STOCK PLANS"),
               Indiana and the Company shall take such actions as may be necessary so that, at the Effective Time, all restrictions on any restricted stock granted pursuant to the Indiana Restricted Stock Plans shall lapse on the date immediately prior to the Effective Time; provided, further, that upon the Effective Time, all shares of stock issued pursuant to the Indiana Restricted Stock Plans shall be treated in accordance with Section 2.1 herein.

               (ii) The Company shall:

                                   (A)  take all corporate action necessary or
               appropriate to obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or other applicable law or stock exchange regulation, or, to the extent the Company deems it desirable, to enable such Stock Plan to comply with Rule 16b-3 promulgated under the Exchange Act;

                                   (B)  reserve for issuance under such Stock
               Plan or otherwise provide a sufficient number of shares of Company Common Stock for delivery upon payment of benefits, grants of awards or exercise of options under such Stock Plan; and

                                   (C)  as soon as practicable after the
               Effective Time, file one or more registration statements under the Securities Act with respect to the shares of Company Common Stock subject to such Stock Plan to the extent such filing is required under applicable law and use its best efforts to maintain the effectiveness of such registration statement(s) (and the current status of the prospectuses contained therein or related thereto) so long as such benefits, grants or awards remain payable or such options remain outstanding, as the case may be.

     Section 7.11 EMPLOYEE BENEFIT PLANS. Each of the Indiana Plans and SIGCORP Plans and Indiana Employment Arrangements and SIGCORP Employment Arrangements, in effect on the date hereof (or as amended or established in accordance with or as permitted by this Agreement) shall be maintained in effect (except as otherwise provided in Section 7.14), with respect to the employees, former employees, directors or former directors of Indiana and any of its subsidiaries and of SIGCORP and any of its subsidiaries, respectively, who are covered by such plans or arrangements immediately prior to the Effective Time until the Company determines otherwise on or after the Effective Time and the Company shall assume as of the Effective Time each SIGCORP Plan and Indiana Plan or SIGCORP Employment Arrangement maintained by SIGCORP immediately prior to the Effective Time and Indiana Employment Arrangement maintained by Indiana immediately prior to the Effective Time and perform such plan or arrangement in the same manner and to the same extent that SIGCORP and Indiana would, respectively, be required to perform thereunder; provided, however, that nothing herein contained, other than the provisions of Section 6.9, shall limit any reserved right contained in any such Indiana Benefit Plan or Indiana Employment Arrangement or SIGCORP Benefit Plan or SIGCORP Employment Arrangement to amend, modify, suspend, revoke or terminate any such plan or arrangement. Without limiting the foregoing, each participant in any Indiana Benefit Plan or SIGCORP Benefit Plan shall receive credit for purposes of eligibility to participate, vesting and eligibility to receive benefits under any benefit plan of the Company or any of its subsidiaries or affiliates for service credited for the corresponding purpose under any such benefit plan; provided, however, that such crediting of service shall not operate to cause any such plan or arrangement to fail to comply with the applicable provisions of the Code and ERISA. Indiana and SIGCORP will cooperate on and after the date hereof to develop appropriate employee benefit plans, programs and arrangements, including but not limited to, executive and incentive compensation, stock option and supplemental executive retirement plans, for employees and directors of the Surviving Company and its subsidiaries from and after the Effective Time. However, no provision contained in this
Section 7.11 shall be deemed to constitute an employment contract between the Company and any individual, or a waiver of the Company's right to discharge any employee at any time, with or without cause.


     Section 7.12   NO SOLICITATIONS.

     (a) No party hereto shall, and each such party shall cause its subsidiaries not to, permit any of its Representatives to, and shall use its best efforts to cause such persons not to, directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal that constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below), or, in the event of any unsolicited Takeover Proposal, engage in negotiations, discussions or provide any confidential information or data to any person relating to any Takeover Proposal.

     (b) SIGCORP and Indiana shall notify the other orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it) within 24 hours of the receipt thereof and shall give the other ten days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal.

     (c) Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Takeover Proposal.

     (d) Notwithstanding anything in this Section 7.12 to the contrary, unless the Indiana Shareholders' Approvals or the SIGCORP Shareholders' Approvals, as the case may be, have been obtained, Indiana or SIGCORP may, subject to (b) above, to the extent that a majority of the Board of Directors of such party determines in good faith on the basis of the written opinion of outside counsel that a failure to do so would result in a breach of its fiduciary duties under applicable law, participate in discussions or negotiations with, furnish information to, and afford access to the properties, books and records of such party and its subsidiaries to any person in connection with a written bona fide Takeover Proposal with respect to such party by such person. Prior to providing any information or data to any person in connection with a Takeover Proposal by such person, the Indiana Board of Directors or the SIGCORP Board of Directors as the case may be, shall receive from such person an executed confidentiality agreement containing customary terms and provisions.

     (e) As used in this Section 7.12, "TAKEOVER PROPOSAL" shall mean any tender or exchange offer, proposal for a merger, reorganization, share exchange, recapitalization, consolidation or other business combination involving SIGCORP, Indiana or any of their respective material subsidiaries, or any proposal or offer to acquire in any manner an equity interest of 10% or more in, or a significant portion of the assets of, SIGCORP, Indiana or any of their respective material subsidiaries, other than pursuant to the transactions contemplated by this Agreement.

     Section 7.13   COMPANY BOARD OF DIRECTORS.

     Indiana Energy's and SIGCORP's Boards of Directors shall take such action as may be necessary to cause the number of directors comprising the full Board of Directors of the Company (the "COMPANY BOARD") at the Effective Time to be 16 persons, consisting of 8 persons designated by Indiana prior to the Effective Time and 8 persons designated by SIGCORP prior to the Effective Time; provided, however, that if, prior to the Effective Time, any of such designees shall decline or be unable to serve, the party that designated such person shall designate another person to serve in such person's stead. In the event one or more of the designees dies, retires, resigns or otherwise becomes unable or unwilling to serve within the first three years following the Effective Time, the designees of the then majority may, to maintain the equal allocation as nearly as practicable among SIGCORP and Indiana designees, reduce their representation on the Company Board through removal or resignation. Such decision must be made as promptly as practicable, and in no event later than the next meeting of the
Company Board members.   Should the majority fail to reduce the
number of designees serving on the Company Board, the minority may designate a successor director who shall be elected to the Company Board as soon as practicable.

     (a) The initial designation of directors among the three classes of the Company Board shall be allocated among SIGCORP and Indiana designees.

     (b) The initial Company Board committees and committee memberships shall be determined by the Company Board; provided, however that as nearly as practical an equal number of committees shall be chaired by a designee of the SIGCORP Board; on the one hand and by a designee of the Indiana Board on the other hand.
Each such committee shall have, as near as is practicable, an equal number of members designated by SIGCORP and by Indiana.

     (c) From the Effective Time until three years after the Closing Date, a vote of sixty six and two thirds percent (66 2/3%) of the members of the Company Board shall be required to approve a change in the Company's name or the location of its headquarters or principal executive offices, to amend the employment contracts identified in Section 7.15 or otherwise change any of the titles or functions of the particular individuals referred to in Section 7.14 as set forth in such employment contracts as in effect at the Effective Time or to amend any bylaw provisions corresponding to the provisions of this Section 7.13(d) adopted pursuant to Section 1.4.

     Section 7.14   COMPANY OFFICERS.

     (a) From the Effective Time until the earlier of his resignation or removal by the Company Board of Directors, Mr. Niel
C. Ellerbrook shall serve as Chairman of the Board and Chief Executive Officer. If Mr. Ellerbrook is not available at the Effective Time to serve as Chief Executive Officer, then Indiana shall designate a new Chief Executive Officer of the Company (the "REPLACEMENT CEO"), subject to the approval of SIGCORP.

     (b) From the Effective Time until the earlier of his resignation or removal by the Company Board of Directors, Mr. Andrew E. Goebel shall serve as President and Chief Operating Officer of the Company. If Mr. Goebel is not available at the Effective Time to serve as President and Chief Operating Officer of the Company, then SIGCORP shall designate a new President and Chief Operating Officer of the Company (the "REPLACEMENT COO"), subject to the approval of Indiana.

     (c) The provisions of this Section 7.14 are subject to the fiduciary duties of the Company Board and to the specific terms of the employment contracts referred to in Section 7.15, and the duties and responsibilities attributable to the positions referred to in this Section 7.14 shall be as set forth in such contracts.

     Section 7.15   EMPLOYMENT CONTRACTS.

     The Company shall, as of or prior to the Effective Time, use its reasonable best efforts to enter into employment contracts with the individuals set forth in Exhibit 7.15.

     Section 7.16   CORPORATE OFFICES AND NAME.

     As soon as reasonably possible after the Effective Time, the corporate headquarters and principal executive offices of the Company shall be located in Evansville, Indiana, and the Company shall maintain significant operations in Indianapolis, Indiana. The corporate headquarters and principal offices of Indiana Gas Company, Inc. shall be located in Indianapolis, Indiana.

     Section 7.17   TRANSITION MANAGEMENT.

     (a) As promptly as practicable after the date hereof, Indiana and SIGCORP shall create special transition management task forces (the "TASK FORCES") that shall comprise representatives from each of the primary business functions of each company and headed by Mr. Niel C. Ellerbrook (or an individual designated by him) and Mr. Andrew E. Goebel (or an individual designated by him).

     (b) The functions of the Task Forces shall include (i) to serve as a conduit for the flow of information and documents between the companies and their subsidiaries as contemplated by
Section 6.15, (ii) to review and evaluate proposed exceptions to the restrictions on the conduct of business pending the Merger set forth in Article VI, (iii) development of regulatory plans and proposals, corporate organizational and management plans, workforce combination proposals, and such other matters as they deem appropriate, and (iv) to evaluate and recommend the manner in which best to organize and manage the business of the Company after the Effective Time. A consent by either SIGCORP or Indiana to an exception to the restrictions set forth in Article VI shall be effective only if set forth in a writing that describes in reasonable detail the actions proposed to be taken and that is signed by Mr. Ellerbrook (or his designee) or Mr. Goebel (or his designee), as the case may be.

     (c) After the date hereof and prior to the Effective Time, Mr. Goebel shall be invited to attend meetings of Indiana's Board of Directors and Mr. Ellerbrook shall be invited to attend meetings of SIGCORP's Board of Directors as appropriate in consultation with each other.

     (d) In connection with their responsibilities as co-heads of the Task Force, Messrs. Ellerbrook and Goebel shall together recommend organizational matters and candidates to serve as the officers of the Company who are not otherwise designated by this Agreement to their respective boards. All such organizational matters and appointment of officers shall be subject to final approval by a majority of the members of the Board of Directors of the Company.

     Section 7.18 EXPENSES. Except as disclosed in Section 7.18 of the Disclosure Schedules and subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by Indiana, on the one hand, and SIGCORP, on the other.

     Section 7.19   COVENANT TO SATISFY CONDITIONS.

     (a) Each of SIGCORP and Indiana shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement.

     (b) Subject to the terms and conditions hereof, and taking into account the circumstances and giving due weight to the materiality of the matter involved or the action required, SIGCORP and Indiana shall each use its commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby (subject to the votes of its shareholders described in Sections 4.13 and 5.13, respectively), including fully cooperating with the other in obtaining the SIGCORP Required Statutory Approvals, the Indiana Required Statutory Approvals and all other approvals and authorizations of any Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby.

     Section 7.20 COORDINATION OF DIVIDENDS. Each of Indiana and SIGCORP shall coordinate with the other regarding the declaration and payment of any dividends in respect of the Company Common Stock and Indiana and SIGCORP Common Stock and the record dates and the payment dates relating thereto, it being the intention of Indiana and SIGCORP that holders of the Company Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Indiana or SIGCORP Common Stock and/or any shares of Company Common Stock that any such holder receives in exchange therefor pursuant to the Merger.

                          ARTICLE VIII

                           CONDITIONS

     Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5.

     (a)  SHAREHOLDER APPROVALS.  The SIGCORP Shareholders'
Approvals and the Indiana Shareholders' Approvals shall have been obtained.

     (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

     (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

     (d) LISTING OF SHARES. The shares of Company Common Stock issuable in the Merger pursuant to Article II shall have approved for listing on the NYSE upon official notice of issuance.

     (e) POOLING. Each of Indiana and SIGCORP shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory to SIGCORP and Indiana, respectively, stating that each of Indiana and SIGCORP is a "poolable entity" under GAAP and applicable SEC regulations and Company shall have received a letter of its independent public accountants, dated the Closing Date and in form and substance reasonably satisfactory to it, stating that the Merger will qualify as a pooling-of-interests transaction under GAAP and applicable SEC regulations.

     (f) STATUTORY APPROVALS. The Indiana Required Statutory Approvals and the SIGCORP Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined), and no Final Order shall impose terms or conditions that would have, or would be reasonably likely to have, a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of the Company (a "COMPANY MATERIAL ADVERSE EFFECT"). A "FINAL ORDER" means action by the relevant regulatory authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied, and as to which all opportunities for rehearing are exhausted (whether or not any appeal thereof is pending).

     (g) INDIANA INCORPORATION. The Company shall continue to be validly existing as a domestic corporation of the State of Indiana.

     Section 8.2 CONDITIONS TO OBLIGATION OF SIGCORP TO EFFECT THE MERGER. The obligation of SIGCORP to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by SIGCORP in writing pursuant to Section 9.5:

     (a) PERFORMANCE OF OBLIGATIONS OF INDIANA. Indiana shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time;

     (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Indiana contained in this Agreement that is qualified as to materiality shall be true and correct in all respects and each of those that is not so qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made again at and as of the Closing (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date);

     (c) CLOSING CERTIFICATES. SIGCORP shall have received a certificate signed by the Chief Executive Officer and Chief
Financial Officer of Indiana, dated the Closing Date, to the effect that, to each such officer's knowledge, the conditions set forth in Sections 8.2(a) and (b) have been satisfied;

     (d) TAX OPINION. SIGCORP shall have received an opinion of counsel, in form and substance reasonably satisfactory to SIGCORP, dated the Closing Date, which opinion may be based on appropriate representations of Indiana, SIGCORP and the Company, in form and substance reasonably satisfactory to such counsel, to the effect that the Merger will be a tax-free reorganization under Code
Section 368(a) and that SIGCORP, the Company and the shareholders of SIGCORP who exchange their shares solely for stock of the Company will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger;

     (e) INDIANA REQUIRED CONSENTS. The Indiana Required Consents shall have been obtained, except those that in the aggregate would not result in and would not reasonably likely result in a Company
Material Adverse Effect.

     Section 8.3 CONDITIONS TO OBLIGATION OF INDIANA TO EFFECT THE MERGER. The obligation of Indiana to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Indiana in writing pursuant to Section 9.5:

     (a) PERFORMANCE OF OBLIGATIONS OF SIGCORP. SIGCORP shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time;

     (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of SIGCORP contained in this Agreement that is qualified as to materiality shall be true and correct in all respects and each of those that is not so qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made again at and as of the Closing (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date);

     (c) CLOSING CERTIFICATES. Indiana shall have received a certificate signed by the Chief Executive Officer and Chief
Financial Officer of SIGCORP, dated the Closing Date, to the effect that, to each such officer's knowledge, the conditions set forth in Sections 8.3(a) and (b) have been satisfied;

     (d) TAX OPINION. Indiana shall have received an opinion of counsel, in form and substance reasonably satisfactory to Indiana, dated the Closing Date, which opinion may be based on appropriate representations of Indiana, SIGCORP and the Company, in form and substance reasonably satisfactory to such counsel, to the effect that the Merger will be a tax-free reorganization under Code
Section 368(a) and that Indiana, the Company and the shareholders of Indiana who exchange their shares solely for stock of the Company will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger;

     (e) SIGCORP REQUIRED CONSENTS. The SIGCORP Required Consents shall have been obtained except those that in the aggregate would not result in and would not reasonably likely result in a Company
Material Adverse Effect.

                            ARTICLE IX

                TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

     (a) by mutual written consent of the Boards of Directors of Indiana and SIGCORP;

     (b) by SIGCORP or Indiana, by written notice to the other, if the Effective Time shall not have occurred on or before June 11, 2000; provided, however, that such date shall automatically be changed to December 31, 2000 if, on June 11, 2000:

               (i) the condition set forth in Section 8.1(f) has not been satisfied or waived;

               (ii) the other conditions to the consummation of the transactions contemplated hereby are then satisfied or capable of being satisfied; and

               (iii) any approvals required by Section 8.1(f) that have not yet been obtained are being pursued with diligence; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the termination date;

     (c) by SIGCORP or Indiana, by written notice to the other party if the Indiana Shareholders' Approval shall not have been obtained at a duly held Indiana Special Meeting, including any adjournments thereof, or the SIGCORP Shareholders' Approval shall not have been obtained at a duly held SIGCORP Special Meeting, including any adjournments thereof;

     (d) by SIGCORP or Indiana, if any state or federal law, order, rule or regulation is adopted or issued, that has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by SIGCORP or Indiana, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

     (e) by SIGCORP, at any time prior to the SIGCORP Shareholders' Approval, upon five days' prior notice to Indiana, if, as a result of a tender or exchange offer or any bona fide written offer or proposal with respect to a merger, sale of a material portion of its assets, voting securities or other business combination (each, a "BUSINESS COMBINATION"), in each case by a party other than Indiana or any of its affiliates, a majority of the Board of Directors of SIGCORP determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender or exchange offer or other bona fide written offer or proposal be accepted; provided, however, that:

               (i) the Board of Directors of SIGCORP shall have received the written opinion of outside counsel to the effect that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender or exchange offer or such bona fide written offer or proposal;

               (ii) SIGCORP shall have complied with Section 7.12; and

               (iii) prior to any such termination, SIGCORP shall, and shall cause its respective financial and legal advisors to, negotiate with Indiana to make such adjustments in the terms and conditions of this Agreement as would enable SIGCORP to proceed with the transactions contemplated herein;

     (f) by Indiana, at any time prior to the Indiana Shareholders' Approval, upon five days' prior notice to SIGCORP, if, as a result of a tender or exchange offer or any bona fide written offer or proposal with respect to a Business Combination, in each case by a party other than SIGCORP or any of its affiliates, a majority of the Board of Directors of Indiana determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender or exchange offer or other bona fide written offer or proposal be accepted; provided, however, that:

               (i) the Board of Directors of Indiana shall have received the written opinion of outside counsel to the effect that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender or exchange offer or such bona fide written offer or proposal;

               (ii) Indiana shall have complied with Section 7.12; and

               (iii) prior to any such termination, Indiana shall, and shall cause its respective financial and legal advisors to, negotiate with SIGCORP to make such adjustments in the terms and conditions of this Agreement as would enable Indiana to proceed with the transactions contemplated herein;

     (g)  by SIGCORP, by written notice to Indiana, if:

               (i) there shall have been any material breach of any material representation or warranty, or any material breach of any covenant or agreement, of Indiana hereunder, and such breach shall not have been remedied within thirty days after receipt by Indiana of notice in writing from SIGCORP, specifying the nature of such breach and requesting that it be remedied; or

               (ii) the Board of Directors of Indiana shall (A) withdraw or modify in any manner materially adverse to SIGCORP its approval or recommendation of this Agreement or the Merger,
     (B) fail to reaffirm such approval or recommendation upon SIGCORP's request, (C) approve or recommend a Business
     Combination, or (D) resolve to take any of the actions specified in clauses (A), (B) or (C); or

     (h)  by Indiana, by written notice to SIGCORP, if:

               (i) there shall have been any material breach of any material representation or warranty, or any material breach of any covenant or agreement, of SIGCORP hereunder, and such breach shall not have been remedied within thirty days after receipt by SIGCORP of notice in writing from Indiana, specifying the nature of such breach and requesting that it be remedied; or

               (ii) the Board of Directors of SIGCORP shall (A) withdraw or modify in any manner materially adverse to Indiana its approval or recommendation of this Agreement or the Merger,
     (B) fail to reaffirm such approval or recommendation upon Indiana's request, (C) approve or recommend a Business
     Combination, or (D) resolve to take any of the actions specified in clauses (A), (B) or (C).

     (i) by SIGCORP or Indiana, by written notice to the other party if:

               (i) a third party acquires securities representing greater than 25% of the voting power of the outstanding voting securities of such other party; or

               (ii) individuals who as of the date hereof constitute the board of directors of such other party (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of such party was approved by a vote of a majority of the directors of such party then still in office who are either directors as of the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of such party then in office.

     (j) by SIGCORP or Indiana, by written notice to the other party if on or before June 11, 2000 (or December 31, 2000 if the conditions of Section 9.1(b) have been satisfied), the Replacement CEO or the Replacement COO, as the case may be, has not been approved pursuant to Sections 7.14(a) and (b), respectively.

     Section 9.2    EFFECT OF TERMINATION.  In the event of
termination of this Agreement by either Indiana or SIGCORP pursuant to Section 9.1, there shall be no liability on the part of either
Indiana or SIGCORP or their respective officers or directors hereunder, except that:

               (i)  Section 6.20, Section 7.1(b), Section 7.6(e),
     Section 7.18, Section 9.3 and Section 10.2 shall survive; and

               (ii) no such termination shall relieve any party from liability by reason of any willful breach of any representation, warranty or covenant contained in this Agreement.

     Section 9.3    TERMINATION DAMAGES.

     (a) DAMAGES PAYABLE UPON TERMINATION FOR BREACH. If this Agreement is terminated pursuant to Section 9.1(g)(i) or Section 9.1(h)(i) (breach of representation, warranty, covenant or agreement), then the breaching party shall promptly (but not later than five business days after receipt of notice that the amount is due from the other party) pay to the other party, as liquidated damages, $3 million in cash in respect of out-of-pocket expenses and fees incurred by the other party, including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement (collectively, "OUT-OF-POCKET EXPENSES").

     (b)  DAMAGES PAYABLE IN CERTAIN OTHER EVENTS.  If this
Agreement:

               (i)  is terminated:

                                   (A)  pursuant to 9.1(b) (expiration date);

                                   (B)  pursuant to Section 9.1(e) or Section
               9.1(f) (fiduciary out);

                                   (C)  pursuant to Section 9.1(c) (failure to
               obtain shareholder approval), following a failure of the shareholders of SIGCORP or Indiana to grant the necessary approvals described in Section 4.13 or Section 5.13, as the case may be (a "SHAREHOLDER DISAPPROVAL");

                                   (D) pursuant to Section 9.1(g)(i) or Section 9.1(h)(i) (breach);

                                  (E) pursuant to Section 9.1(g)(ii) or Section 9.1(h)(ii) (board withdrawal or modification of approval or recommendation); or

                                   (F)  pursuant to Section 9.1(i) (third party
               acquisition);

                                        (G)  pursuant to 9.1(j) (replacement
                    officers);

               and,

               (ii) at the time of such termination (or, in the case of any termination following a Shareholder Disapproval, prior to the shareholder meeting at which such Shareholder Disapproval occurred), there shall have been a third-party tender or exchange offer for shares of, or a third-party offer or proposal with respect to a Business Combination (an
     "ACQUISITION PROPOSAL") involving the breaching party or party whose board has exercised its fiduciary out or changed its recommendation or whose voting stock has been acquired or whose board has changed, or who has failed to approve the Replacement CEO or the Replacement COO, as the case may be, the ("TARGET PARTY") or the affiliates thereof which, at the time of such termination (or of the meeting of the Target
     Party's shareholders, as the case may be) shall not have been
     (x) rejected by the Target Party and its Board of Directors and (y) withdrawn by the third-party; and

               (iii) within twenty-four months of any such termination described in clause (i) above, the Target Party or any of its affiliates accepts a written offer or enters into a written agreement to consummate or consummates any Acquisition Proposal, then such Target Party (jointly and severally with its affiliates), upon the earlier of the signing of a definitive agreement relating to such Acquisition Proposal, or, the closing (and as a condition to the closing) of such Target Party consummating such Business Combination, the Target Party shall pay the other party a termination fee equal to $35 million in cash and $3 million in cash in respect of Out-of-Pocket Expenses.

     (c)  EXPENSES.

               (i) The parties agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty.

               (ii) If one party fails to promptly pay to the other any amounts due under this Section 9.3, such defaulting party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of The Chase Manhattan Bank in effect from time to time from the date such fee was required to be paid.

     (d) LIMITATION OF FEES. Notwithstanding anything herein to the contrary, the aggregate amount payable by Indiana and its affiliates pursuant to Section 9.3(a), Section 9.3(b) and the terms of the Indiana Stock Option Agreement shall not exceed $41.0 million and the aggregate amount payable by SIGCORP and its affiliates pursuant to Section 9.3(a), Section 9.3(b) and the terms of the SIGCORP Stock Option Agreement shall not exceed $41.0 million. For purposes of this Section 9.3(d), the amount payable pursuant to the terms of the SIGCORP Option or the Indiana Option, as the case may be, shall be the amount paid pursuant to Sections 7(a)(i) and 7(a)(ii) thereof.

     Section 9.4    AMENDMENT.

     (a) This Agreement may be amended by parties hereto pursuant to action of their respective Boards of Directors, at any time before or after approval hereof by the shareholders of Indiana and SIGCORP and prior to the Effective Time, but after such approvals, no such amendment shall:

               (i) alter or change the amount or kind of shares, to be received or exchanged for or on conversion of any class or series of capital stock of either corporation as provided under Article II;

               (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of Indiana Common Stock or SIGCORP Common Stock; or

               (iii) alter or change any term of the Articles of Incorporation of the Company, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company, without the further approval of such shareholders, as applicable.

     (b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.5    WAIVER.

     (a) At any time prior to the Effective Time, the parties hereto may:

               (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

               (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and

               (iii) waive compliance with any of the agreements or conditions contained herein.

     (b) Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of such party.


                           ARTICLE X

                       GENERAL PROVISIONS

     Section 10.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. All representations, warranties, covenants and agreements in this Agreement shall not survive the Merger, except the covenants and agreements contained in this
Section 10.1 and in Article II, Section 7.1(b) (Access to Information), Section 7.5 (Directors' and Officers Indemnification), Section 7.6(e) (Disclosure Schedules), Section
7.10 (Incentive, Stock and Other Plans), Section 7.13 (Company Board of Directors), Section 7.14 (Company Officers), Section 7.15 (Employment Contracts), Section 7.16 (Corporate Officers and Name), and Section 10.7 (Parties In Interest), each of which shall survive in accordance with its terms.

     Section 10.2   BROKERS.

     (a) Indiana represents and warrants that, except for Merrill Lynch, Pierce, Fenner and Smith Incorporated and Credit Suisse First Boston, its investment banking firms, whose fees have been disclosed to SIGCORP prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Indiana.

     (b) SIGCORP represents and warrants that, except for Goldman, Sachs & Co., its investment banking firm, whose fees have been disclosed to Indiana prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SIGCORP.

     Section 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)  If to Indiana, two copies, one each to:

          By Mail:
          and Hand:       Indiana Energy, Inc.
                          1630 North Meridian Street
                          Indianapolis, IN 46202-1496

          Attention:      Niel C. Ellerbrook
                          Fax:  (317) 321-0498

          with a copy to:
                          Sommer & Barnard, PC
                          111 Monument Circle
                          4000 Bank One Tower
                          Indianapolis, Indiana 46204

          Attention:      James A. Strain, Esq.
                          Fax: (317) 236-9802

          and a copy to:  Simpson Thacher & Bartlett
                          425 Lexington Avenue
                          New York, NY 10017

          Attention:      James M. Cotter, Esq.
                          Fax: (212) 455-2502

               (ii) If to SIGCORP, to:

          By Mail
          and Hand:      SIGCORP, Inc.
                         20 N.W. Fourth Street
                         Evansville, IN 47741-001

          Attention:     Andrew E. Goebel
                         Fax:  (812) 464-4554

          with a copy to:     Winthrop, Stimson, Putnam & Roberts
                         One Battery Park Plaza
                         New York, NY  10004-1490

          Attention:     Stephen R. Rusmisel, Esq.
                         Fax:  (212) 858-1500

     Section 10.4   MISCELLANEOUS.

     (a) This Agreement (including the documents and instruments referred to herein and any side letters between the parties executed on the date hereof):

               (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality
     Agreement;

               (ii) shall not be assigned by operation of law or otherwise; and

               (iii) shall be governed by and construed in accordance with the laws of the State of Indiana applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles.

If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid or unenforceable;

               (i) such provision shall be enforced to the extent that it is not illegal or unenforceable,

               (ii) the invalidity or unenforceability of such provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, and

               (iii) the parties hereto shall negotiate in good faith to replace such provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

     Section 10.5   INTERPRETATION.

     (a) When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated.

     (b) The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

     (c) Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 10.6 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.7   PARTIES IN INTEREST.

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties and their heirs and representatives as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.8   SPECIFIC PERFORMANCE.

     (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

     (b) It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Southern District of Indiana (or if such court refuses to assert jurisdiction, then to any Indiana state court), this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 10.9 FURTHER ASSURANCES. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by any other party hereto in order to consummate the Merger in accordance with the terms hereof.

     IN WITNESS WHEREOF, Indiana, SIGCORP and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              INDIANA ENERGY, INC.


                              By:____________________________________
                                   Niel C. Ellerbrook
                                   President and Chief Executive Officer


                              SIGCORP, INC.


                              By:_____________________________________
                                   Andrew E. Goebel
                                   President and Chief Operating Officer


                              VECTREN CORPORATION


                              By:_____________________________________
                                   Niel C. Ellerbrook
                                   Chief Executive Officer



                           EXHIBIT 1.3
                    ARTICLES OF INCORPORATION
                      OF VECTREN CORPORATION



                   ARTICLES OF INCORPORATION
                               OF
                      VECTREN CORPORATION


                           ARTICLE 1
                              Name

      The name of the Corporation is Vectren Corporation.

                           ARTICLE 2
             Registered Office and Registered Agent

     The street address of the Corporation's initial registered office in Indiana and the name of its initial registered agent at that office are One North Capital Avenue, Indianapolis, Indiana
46204 and CT Corporation System.

                            ARTICLE 3
                             Purpose

     The Corporation is formed for the purpose of engaging in any lawful business.

                            ARTICLE 4
                              Shares

     Section 4.1. Amount. The Corporation has authority to issue Two Hundred Million (200,000,000) shares of capital stock
("Stock").

     Section 4.2. Preferred Stock. The Corporation has the authority to issue up to Ten Million (10,000,000) of the initial Two Hundred Million (200,000,000) shares as a separate and single class of shares known as Preferred Stock, which may be issued in one or more series. The Board of Directors of the Corporation ("Board") is vested with authority to determine and state the designations and the preferences, limitations, relative rights and voting rights, if any, of each such series by the adoption and filing in accordance with the Act, before the issuance of any shares of such series, of an amendment or amendments to these Articles determining the terms of such series, which amendment need not be approved by the shareholders or the holders of any class or series of shares except as provided by law. All shares of Preferred Stock of the same series shall be identical with each other in all respects and the Board shall designate each series to distinguish it from all other series of stock.

     Section 4.3. Common Stock. Of the Two Hundred Million (200,000,000) shares the Corporation has authority to issue, One Hundred and Ninety Million (190,000,000) shares which constitute a separate class of shares known as Common Stock, which shall have no par value and may be issued in one or more series. The class of Common Stock authorized hereby has unlimited voting rights and is entitled to receive the net assets of the Corporation upon dissolution. The holders of shares of Common Stock have the right, voting separately by class, to cast one vote for each duly authorized, issued and outstanding share of Common Stock held by them upon each question or matter in respect of which, under the Act, such holders are entitled to vote by class. Such holders also have the right to cast one vote for each duly authorized, issued and outstanding share of Common Stock held by them upon each question or matter submitted generally to the holders of shares of the Corporation in respect of which, under the Act, voting by class or by series is not required.

     Section 4.4. Distributions. The Board has authority to authorize and direct in respect of the issued and outstanding shares of Preferred Stock and Common Stock (i) the payment of dividends and the making of other distributions by the Corporation at such times, in such amounts and forms, from such sources and upon such terms and conditions as it may, from time to time with respect to each class of stock, determine subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles, as the same may, from time to time, be amended, and (ii) the making by the Corporation of share dividends and share splits, pro rata and without consideration, in shares of the same class or series or in shares of any other class or series without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made.

     Section 4.5. Acquisition of Shares. The Board has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Preferred Stock and Common Stock at such times, in such amounts, from such persons, for such considerations, from such sources and upon such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles, as the same may, from time to time, be amended.

     Section 4.6. Record Ownership of Shares or Rights. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right of the Corporation is registered on the books of the Corporation as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

                            ARTICLE 5
                        Board of Directors

     Section 5.1. Number. The number of directors of the Corporation shall not be less than one (1) nor more than sixteen
(16), as may be specified in the initial Code of By-Laws of the Corporation ("By-Laws") or by amendment to the By-Laws. The Code of
By-Laws may provide for a classified board of directors.   The
number of initial directors of the Corporation shall be two (2). Directors need not be shareholders of the Corporation. Subject to express limitations contained in these Articles, (i) the business and affairs of the corporation shall be managed under the direction of the Board, and (ii) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Corporation. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Corporation without any action by shareholders of the Corporation, on behalf of the Corporation.

     Section 5.2. Vacancies. Except as may be expressly provided by law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office.

     Section 5.3. Removal. Subject to the rights, if any, of holders of one or more classes or series of Preferred Stock to elect one or more directors, any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     Section 5.4. Amendment, Repeal. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article 5.

                            ARTICLE 6
                   Meetings of the Shareholders

     Section 6.1.   Place of Meetings.  All meetings of share-

holders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

     Section 6.2.   Annual Meeting.  The annual meeting of share-

holders for the purpose of electing directors and transacting such other business as may properly come before the meeting shall be set each year by resolution of the Board. Failure to hold the annual meeting shall not work any forfeiture or a dissolution of the Corporation or affect the validity of any corporate action.

     Section 6.3. Special Meetings. Special meetings of the shareholders may be called by the Chief Executive Officer or by the Board.

     Section 6.4. Notice of Meetings and Waiver. A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the officers or persons calling the meeting, to each shareholder of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation, no fewer than ten nor more than sixty days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder, before or after the date and time stated in the notice, if the waiver is delivered to the Corporation for inclusion in the minutes for filing with the corporate records. Attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting the business at the meeting. Further, a shareholder's attendance at a meeting waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

     Section 6.5.   Voting at Meetings.

               Clause (a).    Voting Rights.  Except as otherwise
     provided by law or by the provisions of the Articles of Incorporation, every holder of Common Stock of the Corporation shall have the right at all meetings of the shareholders of the Corporation to one vote for each share of Common Stock standing in his name on the books of the Corporation.

               Clause (b).    Proxies.  A shareholder may vote, either
     in person or by proxy executed as provided by the Indiana
     Business Corporation Law by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months, unless a shorter or longer time is expressly provided in the appointment form.

               Clause (c).    Quorum.  At any meeting of shareholders,
     a majority of the shares outstanding and entitled to vote on the business to be transacted at such meeting, represented in person or by proxy, shall constitute a quorum.

     Section 6.6. Action by Shareholders Without Meeting. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action and is evidenced by one or more written consents describing the action taken, signed by all shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes for filing with the Corporation's records.

     Section 6.7.   Participation in Meetings by Means of Con-

ference or Other Similar Communications Equipment. Any shareholder may participate in an annual or special meeting of the shareholders by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in such a meeting by this means is deemed to be present in person at the meeting.

                            ARTICLE 7
                         Indemnification

     Section 7.1. Definitions. Terms defined in Chapter 37 of the Indiana Business Corporation Law (IND. CODE Section 23-1-37, et seq.) which are used in this Article 7 shall have the same definitions for purposes of this Article 7 they have in such chapter of the Indiana Business Corporation Law.

     Section 7.2. Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. The Corporation may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by the Corporation if it is ultimately determined that the director or officer is not entitled to indemnification by the Corporation.

     Section 7.3.   Other Employees or Agents of the Corporation.
The Corporation may, in the discretion of the Board, fully or partially provide the same rights of indemnification and reimburse-

ment as hereinabove provided for directors and officers of the Corporation to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit.

     Section 7.4. Nonexclusive Provision. The indemnification authorized under this Article 7 is in addition to all rights to indemnification granted by Chapter 37 of the Indiana Business
Corporation Law (IND. CODE Section 23-1-37, et seq.) and in no way limits the indemnification provisions of such Chapter.

                            ARTICLE 8
           Provisions for Certain Business Combinations

         Section 8.1    Vote Required.

                       Clause (a).    Higher Vote for Certain Business
         Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 8.2 of this Article 8:

                                 (1) Any merger or consolidation or any similar transaction of the Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Shareholder
              (as hereinafter defined), or (B) any other corporation
              (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested
              Shareholder;

                                 (2)  Any sale, lease, exchange, mortgage,
              pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested
              Shareholder or any Affiliate of any Interested
              Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of Ten Million Dollars ($10,000,000) or more;

                                 (3)  The issuance or transfer by the
              Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of Ten Million
              Dollars ($10,000,000) or more;

                                 (4) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                                 (5)  Any reclassification of securities
              (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

                  shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article 8, each share of the Voting Stock shall have the number of votes granted to it pursuant to
         Article 4 of these Articles of Incorporation). Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                       Clause (b).     Definition of "Business Combination."
         The term "Business Combination" as used in this Article 8 shall mean any transaction which is referred to in any one or more of paragraphs (1) through (5) of Clause (a) of this
         Section 8.1.

         Section 8.2. When Higher Vote is Not Required. The provisions of Section 8.1 of this Article 8 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following Clauses (a) and (b) are met:

                       Clause (a).    Approval by Continuing Directors.  The
         Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

                       Clause (b).    Price and Procedure Requirements.  All of
         the following conditions shall have been met:

                                 (1) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                                           (A)  The highest per share price
                   (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholders for any shares of Common Stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

                                           (B)  The Fair Market Value Per Share
                   of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article 7 as the "Determination
                   Date"), whichever is higher; and

                                           (C)  The price per share equal to
                   the Fair Market Value per share of Common Stock determined pursuant to Clause (b)(1)(B) above, multiplied by the ratio of (i) the highest per share price
                   (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common
                   Stock acquired by it within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of Common Stock.

                                 (2) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class or series of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Clause (b)(2) shall be required to be met with respect to every class of outstanding Voting Stock whether or not the Interested Shareholder has previously acquired any Shares of a particular class of Voting Stock):

                                           (A)  The highest per share price
                   (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting
                   Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

                                           (B)  The highest preferential amount
                   per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                                      (C)  The Fair Market Value per share of
                        such class of Voting Stock   on the Announcement Date
                        or on the Determination Date, whichever is higher; and

                                      (D)  The price per share equal to the Fair
                        Market Value per share  of such class of Voting
                        Stock determined pursuant to Clause (b)(2)(C) above, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or (ii) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of such class of Voting Stock;

                                (3) The consideration to be received by holders of a particular class of outstanding Voting Stock (including
             Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested
             Shareholder has paid for shares of any class of Voting
             Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                                (4)  After such Interested Shareholder has
             become an Interested Shareholder and prior to the consummation of such Business Combination:

                                 (A)  except as approved by a majority of the
              Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock;

                                           (B)  there shall have been (i) no
                   reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

                                           (C)  such Interested Shareholder
                   shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested
                   Shareholder becoming an Interested Shareholder.

                                 (5)  After such Interested Shareholder has
              become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                                 (6)  A proxy or information statement
              describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         Section 8.3.   Certain Definitions.  For the purposes of this
Article 8:

                       Clause (a).    A "person" shall include any individual,
         firm, corporation or other entity. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring voting stock of the Company, such partnership, syndicate or group shall be deemed a "person."

                       Clause (b).    "Interested Shareholder" shall mean any
         person (other than the Corporation or any Subsidiary) who or which:

                                 (1)  is the beneficial owner, directly or
              indirectly, of more than 10% of the voting power of the outstanding Voting Stock;

                                 (2)  is an Affiliate of the Corporation and
              at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                                 (3)  Is an assignee of or has otherwise
              succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested
              Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                       Clause (c).    A person shall be a "beneficial owner" of
         any Voting Stock:

                                 (1) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly;

                                 (2) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                                 (3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                       Clause (d).    For the purpose of determining whether a
         person is an Interested Shareholder pursuant to Clause (b) of this Section 8.3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Clause (c) of this Section 8.3, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                       Clause (e).    "Affiliate" or "Associate" shall have the
         respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities
         Exchange Act of 1934, as amended.

                       Clause (f).    "Subsidiary" means any corporation of
         which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested
         Shareholders set forth in Clause (b) of this Section 8.3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                       Clause (g).    "Continuing Director" means any member of
         the Board of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

                       Clause (h).    "Fair Market Value" means:

                                 (1) In the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stock, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities
              Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities
              Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotation of a share of such stock as determined by the Board in good faith; and

                                           (2)  In the case of property other
                   than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

                            Clause (i).    In the event of any Business
         Combination in which the Corporation survives, the phrase "other consideration to be received" as used in Clauses (b)(1) and
         (2) of Section 8.2 of this Article 8 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock by the holders of such shares.

         Section 8.4. Powers of the Board. A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article 8, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of Ten Million Dollars ($10,000,000) or more.

         Section 8.5.   No Effect on Fiduciary Obligations of
Interested Shareholders. Nothing contained in this Article 8 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         Section 8.6. Amendment, Repeal, etc. Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt provisions inconsistent with, this Article 8 of these Articles of Incorporation.

                            ARTICLE 10
                           Incorporator

         The name and address of the incorporator of the Corporation are James A. Strain, Sommer & Barnard, PC, 4000 Bank One Tower, 111 Monument Circle, Indianapolis, Indiana 46204-5140.




Dated June 10, 1999                    /s/ James A. Strain

                                       James A Strain

         This instrument was prepared by James A. Strain.



                           EXHIBIT 1.4
                  BY-LAWS OF VECTREN CORPORATION

                               CODE OF BY-LAWS
                                    OF
                             VECTREN CORPORATION


                                 ARTICLE 1
                              Identification

Section 1.1.   Name.  The name of the Corporation is Vectren
Corporation  (th "Corporation").

Section 1.2.   Fiscal Year.  The fiscal year of the Corpora-

tion shall begin at the beginning of the first day of January in each year and end at the close of the last day of December next succeeding.

                                 ARTICLE 2
                                  Shares

Section 2.1.   Certificates for Shares.  Pursuant to Ind. Code
' 23-1-26-7, the Board of Directors (the "Board") is authorized to issue shares without certificates. If the Board issues share certificates, such certificates shall be in such form as the Board may prescribe from time to time signed (either manually or in facsimile) by the Chief Operating Officer and President of the Corporation and either the Secretary or an Assistant Secretary of the Corporation.

Section 2.2.   Transfer of Shares.  The shares of the Corpora-

tion shall be transferable on the books of the Corporation. If certificates are issued, the transfer of the shares shall occur upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness. The requirement for such witnessing may be waived in writing upon the form of endorsement by the President of the Corporation.

Section 2.3. Record Ownership of Shares or Rights. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right of the Corporation (a "Right") is registered on the books of the Corporation as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or Right on the part of any other person, whether or not the Corporation shall have notice thereof.

                                 ARTICLE 3
                         Meetings of Shareholders

Section 3.1.   Place of Meetings.  All meetings of share-

holders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

Section 3.2.   Annual Meeting.  The annual meeting of share-

holders for the purpose of electing directors and transacting such other business as may properly come before the meeting shall be set each year by resolution of the Board. Failure to hold the annual meeting shall not work any forfeiture or a dissolution of the Corporation or affect the validity of any corporate action.

Section 3.3. Special Meetings. Special meetings of the shareholders may be called by the Chief Executive Officer or by the Board.

Section 3.4. Notice and Waiver. A written or printed notice, stating the place, day and hour of the annual meeting, and additionally, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the officers or persons calling the meeting, to each shareholder of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation, no fewer than ten nor more than sixty days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder, before or after the date and time stated in the notice, if the waiver is delivered to the Corporation for inclusion in the minutes for filing with the corporate records. Attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting the business at the meeting. Further, a shareholder=s attendance at a meeting waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

Section 3.5. Notice of Shareholder Business. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting given in accordance with Section 3.4, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or the chief officer, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder pursuant to clause (c), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder=s notice must be delivered to, or mailed and received at, the principal office of the Corporation, not less than fifty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than sixty days notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was given. A shareholder=s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, (b) the name and address, as they appear on the Corporation=s stock records, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and
(d) any interest of the shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 3.5. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the By-Laws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

Section 3.6. Notice of Shareholder Nominees. Nominations of persons for election to the Board may be made at any meeting of the shareholders by or at the direction of the Board or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting. Shareholder nominations shall be made pursuant to timely notice given in writing to the Secretary of the Corporation in accordance with Section 3.5. Such shareholder=s notice shall set forth, in addition to the information required by
Section 3.5, as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person=s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected), and (v) the qualifications of the nominee to serve as a director of the Corporation. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 3.6. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 3.7.   Voting at Meetings.

(a) Voting Rights. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every holder of the Common Stock of the Corporation shall have the right at all meetings of the shareholders of the Corporation to one vote for each share of stock standing in his name on the books of the Corporation.

(b) Proxies. A shareholder may vote, either in person or by proxy executed as provided by the Indiana Business
Corporation Law by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months, unless a shorter or longer time is expressly provided in the appointment form.

(c) Quorum. At any meeting of shareholders, a majority of the shares outstanding and entitled to vote on the business to be transacted at such meeting, represented in person or by proxy, shall constitute a quorum.

Section 3.8. Action By Shareholders Without Meeting. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action and is evidenced by one or more written consents describing the action taken, signed by all shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes for filing with the Corporation=s records.

Section 3.9.   Participation in Meetings by Means of Con-

ference or Other Similar Communications Equipment. Any shareholder may participate in an annual or special meeting of the shareholders by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in such a meeting by this means is deemed to be present in person at the meeting.

                            ARTICLE 4
                        Board of Directors

Section 4.1. Number and Election. The Board shall consist of a minimum of one (1) and a maximum of twenty-five (25) members. The actual number of directors shall be fixed from time to time by amendment to the By-Laws adopted by a majority vote of the directors then in office. The initial number of directors is two
(2). Initial directors shall serve until the first shareholder=s meeting at which directors are elected. Each director shall hold office until his successor is elected and qualified. Directors need not be shareholders.

Section 4.2. Annual Meeting. The Board shall meet each year immediately after the annual meeting of the shareholders at the place established by resolution of the Board, for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. If the Board does not establish a place for such meeting by resolution, the meeting will be held at the place where the shareholders meeting was held. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Section 4.3 of this Article.

Section 4.3. Other Meetings. Regular meetings of the Board may be held as provide for in a Board resolution, without notice of the date, time, place or purpose of the meeting. Special meetings of the Board may be held upon the call of the Chief Operating Officer, or of any member of the Board, at any place within or without the State of Indiana, upon forty-eight hours= notice, specifying the time, place and general purposes of the meeting, given to each director, either personally, by mailing, or by facsimile. Such notice may be waived in writing by any director, before or after the date stated in the notice, if the waiver is signed by the director and filed with the Corporation=s minutes or records. In addition, a director=s attendance at or participation in a meeting waives any required notice of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 4.4. Quorum. At any meeting of the Board, the presence of a majority of the members of the Board shall constitute a quorum for the transaction of any business except the filling of vacancies in the Board.

Section 4.5. Action By Directors Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if the action is taken by all members of the Board and is evidenced by one or more written consents describing the action taken, signed by each director, and is included in the minutes or filed with the corporate records reflecting the action taken.

Section 4.6. Compensation of Directors. The Board is empowered and authorized to fix and determine the compensation of directors for attendance at meetings of the Board, and additional compensation for any additional services that the directors may perform for the Corporation.

Section 4.7.   Participation in Meetings by Means of
Conference or Other Similar Communications Equipment. A member of the Board or of a committee designated by the Board may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in such a meeting by this means is deemed to be present in person at the meeting.

Section 4.8. Resignations. A director may resign at any time by delivering notice to the Board or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

                                 ARTICLE 5
                                 Officers

Section 5.1. Number. The officers of the Corporation shall consist of a Chairman and Chief Executive Officer, Chief Operating Officer and President, Chief Financial Officer, Secretary, and such other officers as may be chosen by the Board at such time and in such manner and for such terms as the Board may prescribe. The Chairman and Chief Executive Officer may appoint one or more officers as he may deem necessary or advisable to carry on the operations of the Corporation. The Board may appoint one or more assistant officers as it may deem necessary or advisable to carry on the operations of the Corporation. Such appointed officer(s) or assistant officer(s) shall hold office until the next annual meeting of the Board unless removed by resolution of the Board prior to such meeting date. Any two or more offices may be held by the same person.

Section 5.2. Election and Term of Office. The officers shall be chosen annually by the Board. Each officer shall hold office until his successor is chosen, or until his death, or until he shall have resigned or shall have been removed in the manner hereinafter provided.

Section 5.3. Removal. Any officer may be removed, either with or without cause, at any time, by a majority vote of the Board.

Section 5.4. Resignations. An officer may resign at any time by delivering notice to the Board or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 5.5.   Chairman and Chief Executive Officer.   The
Chairman and Chief Executive Officer shall be, subject to the control of the Board, in general charge of the affairs of the Corporation and perform such other duties as the Code of By-Laws or the Board may prescribe. He shall also preside at all meetings of shareholders and directors, discharge all the duties which devolve upon a presiding officer, and shall perform such other duties as the Code of By-Laws or Board may prescribe all meetings of the Board of Directors.

Section 5.6.   Chief Operating Officer and President.  The
Chief Operating Officer and President shall be, subject to the control of the Board, in charge of the daily affairs of the Corporation and shall have such powers and duties as may be determined by the Board. If no Chairman of the Board is elected or appointed, the Chief Operating Officer shall preside at all meetings of shareholders, discharge all the duties which devolve upon a presiding officer, and shall perform such other duties as the Code of By-Laws or Board may prescribe.

Section 5.7. Chief Financial Officer. The Chief Financial Officer shall be the financial officer of the Corporation; shall have charge and custody of, and be responsible for, all funds of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board; shall receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as this Code of By-Laws provides or as may, from time to time, be assigned by the Board.

Section 5.8. The Vice Presidents. Each Vice President (if one or more Vice Presidents be elected or appointed) shall have such powers and perform such duties as this Code of By-Laws provides or as the Chairman and Chief Executive Officer, from time to time, prescribe or delegate to him.

Section 5.9. The Secretary. The Secretary shall prepare or cause to be prepared the minutes of the meetings of the share-

holders and of the Board; shall see that all notices are duly given in accordance with the provisions of the Code of By-Laws and as required by law; shall be custodian and responsible for the authentication of the records; and, in general, shall perform all duties incident to the office of Secretary and such other duties as this Code of By-Laws provides or as may, from time to time, be assigned by the Board.

Section 5.10. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer, for the time being, provided a majority of the entire Board concurs therein.

Section 5.11. Salaries. The salaries of the officers shall be fixed, from time to time, by the Board. No officer shall be prevented from receiving such salary by reason of the fact he is also a director of the Corporation.


                                 ARTICLE 6
             Negotiable Instruments, Deeds, Contracts and Shares

Section 6.1. Execution of Negotiable Instruments. All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board, or unless otherwise required by law, be signed by the Chief Financial Officer and one other officer, or such other officers or employees as may be directed by the Board.


Section 6.2. Execution of Deeds, Contracts, Etc. All deeds and mortgages made by the Corporation and other material written contracts and agreements into which the Corporation enters other than transactions in the ordinary course of business shall, unless otherwise directed by the Board or required by law, be executed in its name by any authorized officer of the Corporation, signing singly, and, when necessary or required, shall be duly attested by the Secretary or Assistant Secretary. Written contracts and agreements in the ordinary course of business operations may be executed by any officer or employee of the Corporation designated by the Chief Financial Officer to execute such contracts and agreements.

Section 6.3. Endorsement of Stock Certificates. Subject always to the further orders and directions of the Board, any share or shares of stock issued by any other corporation and owned by the Corporation (including retired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corpora-

tion by the Chief Operating Officer and President and the Secretary.

Section 6.4. Voting of Stock Owned by Corporation. Subject always to the further orders and directions of the Board, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholder=s meeting of such other corporation by the Chief Operating Officer of the Corporation or, in his absence, by the Secretary of the Corporation. Whenever, in the judgment of the Chief Operating Officer, it is desirable for the Corporation to execute a proxy or give a shareholder=s consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation and shall be attested by the Secretary of the Corpora-

tion. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have the full right, power, and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.

                                 ARTICLE 7
                    Provisions for Regulation of Business
                    and Conduct of Affairs of Corporation

Section 7.1. Contracts. Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are inter-

ested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of the Corporation which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board and the Board shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the directors on the Board who have no direct or indirect interest in the contract or transaction or, if all directors have such an interest, then by a vote of a majority of the directors. If a majority of such directors vote to authorize, approve or ratify such contract or transaction, a quorum is deemed to be present for purposes of taking such action. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 7.2.   Indemnification.

(a)  Definitions.  Terms defined in Chapter 37 of the
Indiana Business Corporation Law (IND. CODE '' 23-1-37, et seq.)
which are used in this Article 7 shall have the same definitions for purposes of this Article 7 as they have in such chapter of the Indiana Business Corporation Law.

(b)  Indemnification of Directors and Officers.  The
Corporation shall indemnify any individual who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. The Corporation may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director=s or officer=s good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by the Corporation if it is ultimately determined that the director or officer is not entitled to indemnification by the Corporation.

(c)  Other Employees or Agents of the Corporation.  The
Corporation may, in the discretion of the Board, fully or partially provide the same rights of indemnification and reimbursement as herein above provided for directors and officers of the Corporation to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit.

(d) Non-exclusive Provision. The indemnification authorized under this Section 7.2 is in addition to all rights to indemnification granted by Chapter 37 of the Indiana Business
Corporation Law (IND. CODE '' 23-1-37, et seq.) and in no way limits the indemnification provisions of such Chapter.

                                 ARTICLE 8
                                Amendments

Section 8.1. In General. The powers to make, alter, amend or repeal this Code of By-Laws is vested exclusively in the Board, but the affirmative vote of a majority of the number of directors in office at the time of such vote shall be necessary to effect any alteration, amendment or repeal of this Code of By-Laws.




                          EXHIBIT 7.8

                    RULE 145 AFFILIATE LETTER


                                                Indiana Energy, Inc. Affiliates

                      AFFILIATE'S AGREEMENT


Indiana Energy, Inc.
1630 North Meridian Street
Indianapolis, IN 46202

SIGCORP, Inc.
N.W. Fourth Street
Evansville, IN 47741-001

Vectren Corporation
N.W. Fourth Street
Evansville, IN 47741-001

Ladies and Gentlemen:

     The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of Indiana Energy, Inc., an Indiana corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among SIGCORP, Inc., an Indiana corporation ("SIGCORP"), Vectren Corporation, an Indiana corporation whose capital stock is 50% owned by the Company and 50% owned by SIGCORP ("Vectren") and the Company, dated as of June 11, 1999 (the "Merger Agreement"), providing for, among other things, the merger of the Company and SIGCORP with and into Vectren (the "Merger"), the undersigned will be entitled to receive shares of common stock, without par value ("Vectren Common Stock"), of Vectren in exchange for shares of common stock, without par value ("Company Common Stock"), of the Company owned by me at the effective time of the Merger (the "Effective Time") as determined pursuant to the Merger Agreement.

     The undersigned understands that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the application of pooling of interests accounting to the transaction.

     In consideration of the agreements contained herein, SIGCORP's, Vectren's and the Company's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and agrees that the undersigned has not made and will not make any sale, transfer or other disposition of (i) Company Common Stock or SIGCORP Common Stock within the 30 day period prior to the date of the consummation of the Merger or (ii) Vectren Common Stock received by the undersigned pursuant to the Merger or otherwise owned by the undersigned until after such time as financial statements of Vectren that include at least 30 days of combined operations of the Company, SIGCORP and Vectren after the Merger shall have been publicly reported, unless the undersigned shall have delivered to Vectren, prior to any such sale, transfer or other disposition, a written opinion from Arthur Andersen LLP, independent public accountants for Vectren, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to Vectren, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC and (iii) Vectren Common Stock received by the undersigned pursuant to the Merger in violation of the Securities Act or the Rules and Regulations. The undersigned has been advised that the offering, sale and delivery of the shares of Vectren Common Stock pursuant to the Merger will have been registered with the SEC under the Securities Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that since the undersigned may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, Vectren Common Stock received by the undersigned pursuant to the Merger can be sold by the undersigned only (i) pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act"), (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

     The undersigned also understands that instructions will be given to the transfer agent for Vectren Common Stock with respect to Vectren Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such shares of Vectren Common Stock, or any substitutions therefor, a legend stating in substance as follows:

               "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and Vectren, a copy of which agreement is on file at the principal offices of Vectren."




It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if the undersigned shall have delivered to Vectren an opinion of counsel, in form and substance reasonably satisfactory to Vectren, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act and (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

     By its execution hereof, Vectren agrees that it will, as long as the undersigned owns any Vectren Common Stock to be received by the undersigned pursuant to the Merger, take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

     If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                     Very truly yours,


                                     By:
                                        Name:
                                        Title:
                                        Date:
                                        Address:



ACCEPTED this ____ day
of _____, 1999

INDIANA ENERGY, INC.


By: __________________________________
  Name: ______________________________
  Title:  ____________________________


SIGCORP, INC.


By:___________________________________
  Name: ______________________________
  Title: _____________________________


VECTREN CORPORATION


By:___________________________________
  Name: ______________________________
  Title: _____________________________


                                         SIGCORP, Inc. Affiliates

                      AFFILIATE'S AGREEMENT






Indiana Energy, Inc.
1630 North Meridian Street
Indianapolis, IN 46202

SIGCORP, Inc.
20 N.W. Fourth Street
Evansville, IN 47741-001

Vectren Corporation
20 N.W. Fourth Street
Evansville, IN 47741-001

Ladies and Gentlemen:

  The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of SIGCORP, Inc., an Indiana corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

  Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among Indiana Energy, Inc., an Indiana corporation ("Indiana"), Vectren Corporation, an Indiana corporation whose capital stock is 50% owned by the Company and 50% owned by Indiana ("Vectren") and the Company, dated as of June 11, 1999 (the "Merger Agreement"), providing for, among other things, the merger of the Company and Indiana with and into Vectren (the "Merger"), the undersigned will be entitled to receive shares of common stock, without par value ("Vectren Common Stock"), of Vectren in exchange for shares of common stock, without par value ("Company Common Stock"), of the Company owned by me at the effective time of the Merger (the "Effective Time") as determined pursuant to the Merger Agreement.

  The undersigned understands that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the application of pooling of interests accounting to the transaction.



  In consideration of the agreements contained herein, Indiana's, Vectren's and the Company's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and agrees that the undersigned has not made and will not make any sale, transfer or other disposition of (i) Company Common Stock or Indiana Common Stock within the 30 day period prior to the date of the consummation of the Merger or (ii) Vectren Common Stock received by the undersigned pursuant to the Merger or otherwise owned by the undersigned until after such time as financial statements of Vectren that include at least 30 days of combined operations of the Company, Indiana and Vectren after the Merger shall have been publicly reported, unless the undersigned shall have delivered to Vectren, prior to any such sale, transfer or other disposition, a written opinion from Arthur Andersen LLP, independent public accountants for Vectren, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to Vectren, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC and (iii) Vectren Common Stock received by the undersigned pursuant to the Merger in violation of the Securities Act or the Rules and Regulations. The undersigned has been advised that the offering, sale and delivery of the shares of Vectren Common Stock pursuant to the Merger will have been registered with the SEC under the Securities Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that since the undersigned may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, Vectren Common Stock received by the undersigned pursuant to the Merger can be sold by the undersigned only (i) pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act"), (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

  The undersigned also understands that instructions will be given to the transfer agent for Vectren Common Stock with respect to Vectren Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such shares of Vectren Common Stock, or any substitutions therefor, a legend stating in substance as follows:

       "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and Vectren, a copy of which agreement is on file at the principal offices of Vectren."

  It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if the undersigned shall have delivered to Vectren an opinion of counsel, in form and substance reasonably satisfactory to Vectren, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act and (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

  By its execution hereof, Vectren agrees that it will, as long as the undersigned owns any Vectren Common Stock to be received by the undersigned pursuant to the Merger, take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

  If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                     Very truly yours,


                                     By: _________________________________
                                        Name: ____________________________
                                        Title: ___________________________
                                        Date: ____________________________
                                        Address: _________________________



ACCEPTED this ____ day
of _____, 1999

INDIAN ENERGY, INC.


By: ________________________________
  Name: ____________________________
  Title: ___________________________



SIGCORP, INC.


By: ________________________________
  Name: ____________________________
  Title: ___________________________


VECTREN CORPORATION


By: ________________________________
  Name: ____________________________
  Title: ___________________________



                           EXHIBIT 7.15
                       EMPLOYMENT CONTRACTS


  Jerome A. Benkert
  Carl L. Chapman
  Niel C. Ellerbrook
  Andrew E. Goebel
  Timothy E. Hewitt
  J. Gordon Hurst